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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FormFactor, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551

April 5, 2011

2011 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of FormFactor, Inc., which will be held at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Thursday, May 19, 2011, at 3:00 p.m., Pacific Daylight Time.

        The agenda for the Annual Meeting is described in detail in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. We urge you to carefully review the attached proxy materials.

        Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.

        We thank you for your continued support. We look forward to seeing you at our 2011 Annual Meeting of Stockholders.

With best regards,

Thomas St. Dennis
 Chief Executive Officer

Livermore, California
April 5, 2011

FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2011
At 3:00 p.m., Pacific Daylight Time

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of FormFactor, Inc. will be held at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Thursday, May 19, 2011, at 3:00 p.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect two Class II directors to our Board of Directors, each to serve on our Board of Directors until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees are:

      G. Carl Everett, Jr. and
      Thomas St. Dennis

  2.
  To hold an advisory vote on the company's executive compensation;

  3.
  To hold an advisory vote on the frequency of shareholder advisory votes on the company's executive compensation;

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as FormFactor's independent registered public accounting firm for fiscal year 2011; and

  5.
  To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement for the 2011 Annual Meeting of Stockholders accompanying this Notice.

        The record date for determining those stockholders of our company who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof is March 30, 2011. A list of those stockholders entitled to vote at the Annual Meeting will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during regular business hours at FormFactor's principal executive offices for ten days prior to the Annual Meeting.

        Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.

        On behalf of our Board of Directors, thank you for your participation in our 2011 Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

Stuart L. Merkadeau Secretary

Livermore, California
April 5, 2011

        The information in the Report of the Audit Committee and the Report of the Compensation Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference into such filings. In addition, this information shall not otherwise be deemed to be "soliciting material" or to be filed under those Acts.

        Please note that information on FormFactor's website is not incorporated by reference in this Proxy Statement.

ii

FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551

PROXY STATEMENT
FOR
2011 ANNUAL MEETING OF STOCKHOLDERS

April 5, 2011

GENERAL INFORMATION

QUESTIONS AND ANSWERS REGARDING PROXY MATERIALS

Q:    Why am I receiving FormFactor's proxy materials?

  A:
  Our Board of Directors has made FormFactor's proxy materials available to you on the Internet on or about April 5, 2011 or, upon your request, has delivered a printed set of the proxy materials to you by mail in connection with the solicitation of proxies by our Board for our 2011 Annual Meeting of Stockholders. FormFactor's proxy materials are available on the Internet at www.edocumentview.com/FORM. We will hold the Annual Meeting at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Thursday, May 19, 2011, at 3:00 p.m., Pacific Daylight Time.

Q:    What is included in the proxy materials?

  A:
  The proxy materials include our company's Notice of Annual Meeting of Stockholders, Proxy Statement and the 2010 Annual Report on Form 10-K, which includes our audited consolidated financial statements. If you requested a printed set of the proxy materials by mail, the proxy materials also included a proxy card for the Annual Meeting.

Q:    Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

  A:
  We mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners of our common stock on or about April 5, 2011 to notify you that you can access the proxy materials over the Internet. Instructions for accessing the proxy materials through the Internet are set forth in the Notice of Internet Availability of Proxy Materials. As we did last year for our 2010 Annual Meeting of Stockholders, we sent the Notice instead of mailing a printed set of the proxy materials in accordance with the "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission. If you wish to receive a printed set of the proxy materials, please follow the instructions set forth on the Notice of Internet Availability of Proxy Materials.

Q:    How can I get electronic access to the proxy materials?

  A:
  The Notice of Internet Availability of Proxy Materials contains instructions for how to review our company's proxy materials on the Internet and instruct us to send future proxy materials to you by e-mail. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it in writing.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Q:    Where will the Annual Meeting be held?

  A:
  We will hold the Annual Meeting at our principal executive offices located at 7005 Southfront Road, Livermore, California 94551, on Thursday, May 19, 2011, at 3:00 p.m., Pacific Daylight Time. From San Francisco, California, take I-80 East, merge onto I-580 East, take N. Greenville Road/Altamont Pass Road exit, turn right on the ramp onto Southfront Road and turn left into the company's principal executive offices. From San Jose, California, take I-880 North, merge onto Mission Boulevard/CA-262 East, merge onto I-680 North, merge onto I-580 East, take N. Greenville Road/Altamont Pass Road exit, turn right on the ramp onto Southfront Road and turn left into the company's principal executive offices.

Q:    What specific proposals will be considered and acted upon at FormFactor's 2011 Annual Meeting?

  A:
  The specific proposals to be considered and acted upon at the Annual Meeting are:

      Proposal No. 1—Election of two Class II directors to our Board of Directors, each to serve on our Board until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees are: G. Carl Everett, Jr. and Thomas St. Dennis;

      Proposal No. 2—To hold an advisory vote on the company's executive compensation;

      Proposal No. 3—To hold an advisory vote on the frequency of shareholder advisory votes on the company's executive compensation; and

      Proposal No. 4—Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011.

We will also consider any other matters that are properly presented for a vote at the Annual Meeting. As of April 5, 2011, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.

Q:    What do I need to bring with me to attend the Annual Meeting?

  A:
  If you are a stockholder of record of shares of our common stock, please bring photo identification with you. If you are a beneficial owner of shares of our common stock held in "street name," please bring photo identification and the "legal proxy," which is described below under the question "If I am a beneficial owner of shares held in 'street name,' how do I vote?", or other evidence of stock ownership (e.g., most recent account statement) with you. If you do not provide photo identification or if applicable, evidence of stock ownership, you will not be admitted to the Annual Meeting.

QUESTIONS AND ANSWERS REGARDING PROXY SOLICITATION AND VOTING

Q:    Who can vote at the Annual Meeting?

  A:
  Only stockholders of record of our common stock at the close of business on March 30, 2011, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting. If you own shares of FormFactor common stock as of the record date, then you can vote at the Annual Meeting. At the close of business on the record date, we had 50,647,868 shares of our common stock outstanding and entitled to vote, which were held by 61 stockholders of record.

Q:    How many votes am I entitled per share of common stock?

  A:
  Holders of our common stock are entitled to one vote for each share held as of the record date.

Q:    What is the difference between holding FormFactor shares as a stockholder of record and a beneficial owner?

  A:
  Most of our stockholders hold their shares of our common stock as a beneficial owner through a broker, bank or other nominee in "street name" rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in "street name."

    Stockholder of Record:    If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and we delivered the Notice of Internet Availability of Proxy Materials directly to you. As the stockholder of record, you have the right to vote your shares in person or by proxy at the Annual Meeting.

    Beneficial Owner:    If your shares of our common stock are held in an account with a broker, bank or other nominee, you are considered the beneficial owner of those shares held in "street name," and the broker, bank or other nominee holding your shares on your behalf delivered the Notice of Internet Availability of Proxy Materials to you. The nominee holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares being held by them.

Q:    If I am a stockholder of record of FormFactor shares, how do I vote?

  A:
  Voting by Internet.    You can vote through the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that you received. Go to www.proxyease.com/formfactor/2011, follow the instructions on the screen to log in, make your selections as instructed and vote.

    Voting by Mail.    You can vote by mail by requesting a printed set of the proxy materials, which will contain a proxy card, and then completing, dating, signing and returning the proxy card in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the proxy card.

    Voting in Person.    If you plan to attend the Annual Meeting and vote in person, we will give you a proxy card at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you also to vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:    If I am a beneficial owner of shares held in "street name," how do I vote?

  A:
  Voting by Internet.    You can vote through the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that you received. Go to www.proxyease.com/formfactor/2011, follow the instructions on the screen to log in, make your selections as instructed and vote.

    Voting by Mail.    You can vote by mail by requesting a printed set of the proxy materials, which will contain a voting instruction form, and by completing, dating, signing and returning the voting instruction form in the postage-paid envelope (to which no postage need be affixed if mailed in the United States) accompanying the voting instruction form.

    Voting in Person.    If you plan to attend the Annual Meeting and vote in person, you must obtain a "legal proxy" giving you the right to vote the shares at the Annual Meeting from the broker, bank or other nominee that holds your shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet or mail as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:    What if I submit a proxy but I do not give specific voting instructions?

  A:
  Stockholder of Record:    If you are a stockholder of record of shares of our common stock and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our company, will vote your shares for the Class II nominees for director and for the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011, both as recommended by our Board of Directors and as presented in this Proxy Statement.

    Beneficial Owner:    If you are a beneficial owner of shares of our common stock held in "street name" and do not present the broker, bank or other nominee that holds your shares with specific voting instructions, then the nominee may generally vote your shares on "routine" proposals but cannot vote on your behalf for "non-routine" proposals under the rules of various securities exchanges. If you do not provide specific voting instructions to the nominee that holds your shares with respect to a non-routine proposal, the nominee will not have the authority to vote your shares on that proposal. When a broker indicates on a proxy that it does not have authority to vote shares on a particular proposal, the missing votes are referred to as "broker non-votes."

Q:    Which ballot measures are considered "routine" or "non-routine"?

  A:
  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2011 (Proposal No. 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4. The election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2) and the advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 3) are matters considered non-routine under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 2 and 3.

Q:    What is the quorum requirement for the Annual Meeting?

  A:
  A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote on the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. We will count your shares for purposes of determining whether there is a quorum if you are present in person at the Annual Meeting, if you have voted through the Internet, if you have voted by properly submitting a proxy card or if the nominee holding your shares submits a proxy card. We will also count broker non-votes for the purpose of determining if there is a quorum.

Q:    What is the voting requirement to approve each of the proposals?

  A:
  For Proposal No. 1, the Class II directors will be elected by a plurality of the votes cast by the holders of shares of our common stock entitled to vote who are present in person or represented by proxy at the Annual Meeting. You may not cumulate votes in the election of directors.

    Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.

    For Proposal No. 3, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.

    Approval of Proposal No. 4 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.

    The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by our stockholders.

Q:    How are abstentions treated?

  A:
  Abstentions are counted for the purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted either in favor of or against any of the proposals.

Q:    Can I change my vote or revoke my proxy after I have voted?

  A:
  You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. You may vote again on a later date (a) through the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), (b) by signing and returning a new proxy card with a later date if you are a stockholder of record, or (c) by attending the Annual Meeting and voting in person if you are a stockholder of record or if you are a beneficial owner and have obtained a proxy from the nominee holding your shares giving you the right to vote your shares. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Q:    What happens if there are insufficient votes in favor of the proposals?

  A:
  In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the proxy holders, who are officers of our company, may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of holders of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Q:    What happens if additional matters are presented at the Annual Meeting?

  A:
  Other than Proposal Nos. 1, 2, 3 and 4, we are not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holders, who are officers of our company, will have the authority in their discretion to vote your shares on any other matters that are properly presented for a vote at the Annual Meeting. If for any reason any of the Class II nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as may be recommended by our Board of Directors.

Q:    Is my vote confidential?

  A:
  Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (a) as necessary to meet applicable legal requirements, (b) to allow for the tabulation and certification of votes, and (c) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which we may forward to our company's Corporate Secretary.

Q:    Who is paying for the cost of this proxy solicitation?

  A:
  We will pay the entire cost for soliciting proxies to be voted at the Annual Meeting. We will pay brokers, banks and other nominees representing beneficial owners of shares of our common stock held in "street name" certain fees associated with delivering the Notice of Internet Availability of Proxy Materials, delivering printed proxy materials by mail to beneficial owners who request them and obtaining beneficial owners' voting instructions. In addition, our directors, officers and employees may also solicit proxies on our behalf by mail, telephone or in person. We will not pay any compensation to our directors, officers and employees for their proxy solicitation efforts, but we may reimburse them for reasonable out-of-pocket expenses in connection with any solicitation.

QUESTIONS AND ANSWERS REGARDING THE VOTING RECOMMENDATIONS OF FORMFACTOR'S BOARD OF DIRECTORS AND VOTING RESULTS

Q:    What are the voting recommendations of our Board of Directors?

  A:
  Our Board of Directors recommends a vote FOR each of Proposal Nos. 1, 2 and 4 and for the holding of an advisory vote on the company's executive compensation every year (Proposal No. 3). Specifically, our Board recommends a vote:

      FOR the election of G. Carl Everett, Jr. and Thomas St. Dennis to our Board of Directors as Class II directors;

      FOR the advisory resolution approving the company's executive compensation;

      FOR holding an advisory vote on the company's executive compensation every year; and

      FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011.

Q:    Where can I find the voting results of the Annual Meeting?

  A:
  We intend to announce the voting results at the Annual Meeting and to report the results on a Form 8-K that we file with the U.S. Securities and Exchange Commission.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS

        The first proposal is to elect two Class II directors to our Board of Directors. The Class II nominees are G. Carl Everett, Jr. and Thomas St. Dennis, who are current directors of FormFactor. These nominees have been duly recommended by our Governance Committee and duly nominated by our Board of Directors, and have agreed to stand for re-election. The proxy holders intend to vote all proxies received for Messrs. Everett and St. Dennis, unless otherwise instructed. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a nominee designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware that any nominee is unable or will decline to serve as a director of our company.

Our Board of Directors recommends a vote FOR the election of G. Carl Everett, Jr. and
Thomas St. Dennis to our Board of Directors as Class II directors.

 Board of Directors

        Our Board of Directors consists of five members and is divided into three classes, which we have designated as Classes I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The Class II directors will be elected at the Annual Meeting, the Class III directors will be elected at our 2012 Annual Meeting of Stockholders and the Class I directors will be elected at our 2013 Annual Meeting of Stockholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

        Information regarding our Class II and other directors, including their names and positions with our company is set forth below.

Name of Director	Age	Class	Position with FormFactor	Director Since
G. Carl Everett, Jr.(1)(2)	60	II	Chairman	June 2001
Lothar Maier(1)(3)	54	I	Director	November 2006
James A. Prestridge(2)(3)	79	III	Director	April 2002
Thomas St. Dennis	57	II	Director and Chief Executive Officer	September 2010
Edward Rogas, Jr.(1)(3)	70	III	Director	October 2010

(1)
Current member of the Compensation Committee.

(2)
Current member of the Governance Committee.

(3)
Current member of the Audit Committee.

        G. Carl Everett, Jr. has served as a Director since June 2001 and has served as Chairman of our Board of Directors since December 26, 2010. Mr. Everett served as our interim chief executive officer from May through September 2010 and served as our Executive Chairman from September through December 2010. Mr. Everett founded GCE Ventures, a venture advisement firm, in April 2001. Mr. Everett has served as a venture partner at Accel LLP, a venture capital firm, from 2002 until May of 2010. From February 1998 to April 2001, Mr. Everett served as Senior Vice President, Personal Systems Group of Dell Inc. From 1978 to December 1996, Mr. Everett held several management positions with Intel Corporation, including Senior Vice President and General Manager of the Microprocessor Products Group, and Senior Vice President and General Manager of the Desktop Products Group. Mr. Everett holds a B.A. in business administration and an honorary Doctorate of Laws from New Mexico State University.

        Lothar Maier has served as a Director since November 2006. Mr. Maier has served as the Chief Executive Officer and a member of the board of directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits, which is a publicly traded company, since January 2005. Prior to that, Mr. Maier served as Linear Technology's Chief Operating Officer from April 1999 to December 2004. Before joining Linear Technology, Mr. Maier held various management positions at Cypress Semiconductor Corporation, a provider of high-performance, mixed-signal, programmable solutions, from 1983 to 1999, most recently as Senior Vice President and Executive Vice President of Worldwide Operations. Mr. Maier holds a B.S. in chemical engineering from the University of California at Berkeley.

        James A. Prestridge has served as a Director since April 2002, and has served as Chairman of our Board of Directors from August 2005 to June 2008, and from May 2009 through September 2010. Mr. Prestridge served as our Lead Independent Director from June 2008 to May 2009 and from September 2010 through December 2010. Mr. Prestridge served as a consultant for Empirix Inc., a provider of test and monitoring solutions for communications applications, from October 2001 until October 2003. From June 1997 to January 2001, Mr. Prestridge served as a Director of five private companies that were amalgamated into Empirix. Mr. Prestridge served as a member of the board of directors of Teradyne, Inc., a manufacturer of automated test equipment, which is a publicly traded company, from 1992 until 2000. Mr. Prestridge was Vice-Chairman of Teradyne from January 1996 until May 2000 and served as Executive Vice President of Teradyne from 1992 until May 1997. Mr. Prestridge holds a B.S. in general engineering from the U.S. Naval Academy and an M.B.A. from Harvard University. Mr. Prestridge served as a Captain in the U.S. Marine Corps.

        Thomas St. Dennis has served as our Chief Executive Officer and a Director since September 2010, when he joined our company. Mr. St. Dennis previously held various positions at Applied Materials, Inc., a provider of semiconductor manufacturing equipment and services, from 1992 to 1999 and again from 2005 to 2009. His most recent role at Applied Materials, Inc. was the Senior Vice President and General Manager of the Silicon Systems Group, a consolidated product business group that encompasses Applied Materials' entire portfolio of semiconductor manufacturing systems. He also worked at Novellus Systems, Inc. as the Executive Vice President of Sales and Marketing from 2003 to 2005. From 1999 to 2003 Mr. St. Dennis was the President and CEO of Wind River Systems, Inc. Mr. St. Dennis holds a B.S. in Physics and a M.S. in Physics, both from UCLA.

        Edward Rogas, Jr. has served as a Director since October 2010. Mr. Rogas currently serves on the Boards of Vitesse Semiconductor Corporation, a leading supplier of high-performance integrated circuits (ICs) used in networking systems for Carrier and Enterprise communications and Vignani Technologies Pvt Ltd., an India-based engineering services company focused on enabling the capital equipment Industries. Mr. Rogas served as a Director of Photon Dynamics, Inc., a provider of yield management solutions for the flat panel display industry, from May 2006 to October 2008. Mr. Rogas held management positions at Teradyne, Inc. for over 30 years, including serving as Senior Vice President from 2000 through 2005. Mr. Rogas holds degrees of M.B.A. (with distinction) from Harvard Business School and B.S. from the United States Naval Academy.

Qualification to Serve as Director

        The Governance Committee has determined that each of the directors and nominees are qualified to serve as a director of the company. The reasons for these determinations are as follows:

        Mr. Everett has extensive experience in the technology sector, gained through executive and management positions at companies such as Dell Inc. and Intel Corporation, with particular expertise in the areas of sales and marketing, the semiconductor industry, and in financial accounting and reporting.

        Mr. Maier provides significant semiconductor industry and leadership experience as the chief executive officer and a member of the board of directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits, which is a publicly traded company. Mr. Maier also has considerable experience in semiconductor chip manufacturing. Mr. Maier also provides expertise in financial accounting and reporting for publicly held companies.

        Mr. Prestridge provides extensive leadership experience, in addition to serving as a director of our company since April 2002 and as chairman of our board of directors from August 2005 to June 2008, and since May 2009. Mr. Prestridge has served as a director of five private companies, as well as a director of Teradyne, Inc. Mr. Prestridge has significant expertise in the semiconductor test equipment industry, which is the focus of the company's business and in public company financial accounting and reporting.

        Mr. St. Dennis provides extensive semiconductor industry and leadership experience as the Senior Vice President and General Manager of the Silicon Systems Group at Applied Materials and as the President and CEO of Wind River Systems, Inc.

        Mr. Rogas provides significant board-level experience within the semiconductor industry, as well as executive and operational experience in the semiconductor industry.

Board Leadership Structure

        The company separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction of the company and the day-to-day leadership and performance of the company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. In addition, the Chairman of the Board presides over executive sessions of the Board. The Board and the Governance Committee believe that the separation of the offices of Chairman and Chief Executive Officer at this time serves to fulfill its duties effectively and efficiently.

        From June 2008 to May 2009, Dr. Igor Khandros, founder and former Chief Executive Officer of our company, served as Executive Chairman of the Board and Mr. Prestridge served as Lead Independent Director. In his capacity as Executive Chairman, Dr. Khandros presided at meetings of the Board. In his capacity as Lead Independent Director, Mr. Prestridge presided at executive sessions of the Board and acted as liaison between the Executive Chairman of the Board and the Chief Executive Officer. After Dr. Khandros' resignation in May 2009, the Board appointed Mr. Prestridge Chairman of the Board.

        From May 2010 to September 2010, G. Carl Everett, Jr., a director of FormFactor since 2001, served as our interim chief executive officer after the resignation of Dr. Mario Ruscev in May 2010. Upon the appointment of Thomas St. Dennis as a member of our Board of Directors and our chief executive officer, Mr. Everett transitioned to be Executive Chairman of the Board and Mr. Prestridge, who was serving as our Chairman, became Lead Independent Director. In his capacity as Executive Chairman, Mr. Everett presided at meetings of the Board. In his capacity as Lead Independent Director, Mr. Prestridge presided at executive sessions of the Board and acted as liaison between the Executive Chairman of the Board and the Chief Executive Officer. At the end of our fiscal year 2010, the Board appointed Mr. Everett Chairman of the Board and discontinued the position of Lead Independent Director.

Board's Role in Risk Oversight

        The Board exercises its risk oversight function both directly and indirectly through its various committees. The Board reviews and approves the company's annual strategic plan. At its meetings, it receives reports of the chairpersons of each of its committees, the Chief Executive Officer and the Chief Financial Officer.

        As prescribed in its charter, the Audit Committee oversees the company's accounting and financial reporting processes and audits of the company's financial statements, including oversight of the company's systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirement, internal audit function and the appointment, compensation and evaluation of the company's independent auditors. The Audit Committee reports regularly, either orally or in writing, to the Board or the independent directors regarding matters for which the committee has responsibility and any other issues that the committee believes should be brought to the attention of the Board.

        In addition to overseeing the company's compensation and benefit plans, policies and programs, determining the compensation of our executive officers, and administering our equity plans, the Compensation Committee confers with the Audit Committee regarding the risks arising from our company's employee compensation program.

Corporate Governance Guidelines

        The company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 as well as various rules promulgated by the SEC and the NASDAQ Stock Market. The company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

        The Board of Directors has approved Corporate Governance Guidelines for the company. The Corporate Governance Guidelines address the following matters:

  •
  The size of the Board of Directors;

  •
  Frequency of meetings of the Board of Directors;

  •
  Committees of the Board of Directors;

  •
  The requirement that the Board of Directors be comprised of a majority of independent directors;

  •
  The requirement that the Audit and Compensation Committees of the Board of Directors be comprised entirely of independent directors;

  •
  Guidelines for determining director independence;

  •
  Director nominee receiving a greater number of votes "withheld" than vote "for" in an uncontested election of directors;

  •
  Limits on the number of other public company boards on which directors may serve;

  •
  Executive sessions of the Board of Directors wherein non-management directors meet as a group without the presence of management directors;

  •
  Conflicts of interests;

  •
  The requirement that the performance of the Chief Executive Officer be evaluated annually and reviewed by the non-management directors;

  •
  Change in position or responsibility in a director's principal occupation;

  •
  Stock holding requirements for directors and for executive officers;

  •
  Review of the performance of individual directors; and

  •
  Other matters uniquely germane to the work and responsibilities of the Board of Directors.

Director Education

        Also pursuant to the company's Corporate Governance Guidelines, the Board of Directors is provided with, and encouraged to participate in, continuing education.

Codes of Ethics

        In addition to the Corporate Governance Guidelines, the Board of Directors has adopted a Statement of Corporate Code of Business Conduct that applies to our directors, officers and employees, and a Statement of Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and the employees in our finance department. Our directors, officers and employees are also subject to our Statement of Policy Regarding Insider Trading and our Statement of Policy Regarding Related Person Transactions. We provide training to our employees regarding our codes and various company policies, which all employees are required to complete. In addition, we have adopted a Statement of Policy Regarding Corporate Code Violations (Complaints, Concerns and Whistleblowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct, the Code of Ethics and our other company policies, and to provide a forum to which our directors, officers and employees may report violations or suspected violations of our company policies without fear of harassment, retaliation or adverse employment consequences. In addition, we have adopted Governance Guidelines, which identify various corporate policies and practices we have implemented. Our policies and governance guidelines are posted on our website at www.formfactor.com.

Stock Ownership Guidelines

        In an effort to more closely align the company's non-management directors' and executives' financial interests with those of our stockholders, the Board of Directors has established stock ownership guidelines for non-management directors and executive officers. Our Corporate Governance Guidelines state that (i) each independent director should hold at least the greater of (a) 5,000 shares or (b) shares equal in value to three times the annual cash retainer for service as a director; (ii) the chief executive officer of the company shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times the chief executive officer's annual base salary; and (iii) each "executive officer" other than the chief executive officer of the company (as determined by the Board) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times the executive officer's annual base salary. Shares counted for this purpose shall include shares owned by the director or executive officer, shares owned jointly with, or separately by spouse and/or minor children, including shares held in trusts, and restricted stock units. Beginning April 2011, members of the Board and executive officers will have five (5) years to meet these ownership guidelines. Going forward, new Board members will have five (5) years and new executive officers will have five (5) years from the time they become executive officers to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board after April 2011, Board members and executive officers, as applicable, will have the later of three years from the time of the increase, or five years from April 2011, to acquire any additional shares needed to meet such revised guidelines.

        Currently, none of the named executive officers and only three of our directors, Messrs. Everett, Maier and Prestridge, are compliant with these stock ownership guidelines.

Emeritus Program

        Our Board of Directors established an Emeritus program in May 2005 under which our Board may appoint former directors to the position of Director Emeritus or Chairperson Emeritus in recognition of their service to our company and to assist in continuity of membership on our Board. Persons who accept appointment to the position of Director Emeritus or Chairperson Emeritus, as the case may be, provide advisory and consulting services on such business matters as our Board may determine and may participate in all meetings of our Board in a non-voting capacity. A Director Emeritus or Chairperson Emeritus serves for a one-year term that expires at the following annual meeting of our stockholders, which term is renewable. No person is currently serving as Director Emeritus or Chairperson Emeritus.

Independence of Directors

        Our Board of Directors has determined that each of our directors, other than Mr. St. Dennis, our Chief Executive Officer, is independent. Accordingly, more than a majority of the members of our Board are independent. Our Board appointed Mr. Everett to serve as the Executive Chairperson in September 2010, and as Chairperson effective the beginning of our fiscal year 2011. We define "independent directors" pursuant to the rules of the U.S. Securities and Exchange Commission, or the SEC, and the NASDAQ Stock Market. To be considered independent, a director cannot be an officer or employee of our company or its subsidiaries, and cannot have a relationship with our company or its subsidiaries that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board consults with our company's legal counsel to ensure that its determinations are consistent with all relevant laws, rules and regulations regarding the definition of "independent director," including applicable securities laws and the rules of the SEC and NASDAQ Stock Market.

Board Meetings

        We set the dates and times of our Board of Directors and Board committee meetings in advance of each fiscal year. During our fiscal year 2010, our Board of Directors held six meetings, and also conducted regularly scheduled telephonic updates. During fiscal year 2010, all of the directors attended all of the meetings of the Board of Directors during the period that such director served.

        The independent members of our Board of Directors meet regularly in executive sessions outside of the presence of management. The independent members met regularly prior to regularly scheduled meetings of the Board of Directors during fiscal year 2010 in which all independent members attended. The independent members also conducted several telephonic meetings and/or updates during fiscal year 2010.

Committees of the Board of Directors

        Our Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Governance Committee. The M&A Committee was disbanded in the third month of our fiscal 2011, as discussed below. Members of each of the standing committees are set forth in the table above under "Board of Directors." Each committee has adopted a charter, which it reviews and assesses annually. Our Board of Directors has approved the charters of its committees. A copy of the charter of each committee is posted on our company's website at www.formfactor.com.

        Audit Committee.    The Audit Committee oversees our company's accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, our internal audit function and the selection, compensation and evaluation of our independent registered public accounting firm.

        Audit Committee Membership During Fiscal 2010.    The members of our Audit Committee in fiscal year 2010 were, from the beginning of fiscal year 2010 to May 2010, Messrs. Everett, Prestridge and Wagner, and from May 2010 through the end of fiscal 2010, Messrs. Maier, Prestridge and Wagner. Mr. Wagner served as the chairperson of this committee throughout fiscal year 2010.

        Audit Committee Membership During Fiscal 2011 to Date.    With Mr. Wagner's resignation from our Board of Directors effective December 26, 2010, the members of our Audit Committee effective the beginning of our fiscal 2011 and to date are: Messrs. Maier, Prestridge and Rogas, with Mr. Maier serving as the chairperson.

        Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission and the NASDAQ Stock Market, and is able to read and understand fundamental financial statements as contemplated by such rules. Our Board of Directors has also determined that Mr. Maier is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and is financially sophisticated within the meaning of the rules of the NASDAQ Stock Market.

        The Audit Committee met nine times, including three telephone conference meetings, during fiscal year 2010. During fiscal year 2010, all of the committee members attended all of the meetings of the Audit Committee during the period that such committee members served.

        Compensation Committee.    The Compensation Committee oversees our company's compensation and benefit plans, policies and programs, determines the compensation of our executive officers and administers our equity plans. In addition, our Compensation Committee makes recommendations to the Board regarding appropriate compensation of our non-employee directors.

        Compensation Committee Membership During Fiscal 2010.    The members of our Compensation Committee in fiscal year 2010 were, from the beginning of fiscal year 2010 to May 2010, Dr. Bahrami and Messrs. Everett, Maier and Prestridge. and from May 2010 through the end of fiscal 2010, Dr. Bahrami and Messrs. Maier and Prestridge. Mr. Prestridge served as the chairperson of this committee throughout fiscal year 2010.

        Compensation Committee Membership During Fiscal 2011.    With Dr. Bahrami's resignation from our Board of Directors effective December 26, 2010, the members of our Compensation Committee effective the beginning of our fiscal 2011 and to date are: Messrs. Everett, Maier and Rogas, with Mr. Rogas serving as the chairperson.

        Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the rules of the NASDAQ Stock Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and, except for Mr. Everett, is an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee met eight times, including two telephone conference meetings, during fiscal year 2010. During fiscal year 2010, all of the committee members attended all of the meetings of the Compensation Committee during the period that such committee members served.

        Governance Committee.    The Governance Committee oversees our company's corporate governance practices and our process for identifying, evaluating and recommending for nomination by our Board of Directors individuals for service on the Board and its committees. In addition, our

Governance Committee assesses the composition and performance of our Board and our Board committees.

        Governance Committee Membership During Fiscal 2010.    The members of our Governance Committee in fiscal year 2010 were Dr. Bahrami, Dr. Hu and Mr. Wagner. Dr. Bahrami served as the chairperson of this committee throughout the fiscal year 2010.

        Governance Committee Membership During Fiscal 2011.    With Dr. Bahrami's, Dr. Hu's and Mr. Wagner's resignations from our Board of Directors, all effective December 26, 2010, the members of our Governance Committee effective the beginning of our fiscal 2011 and to date are: Messrs. Everett and Prestridge, with Mr. Prestridge serving as the chairperson.

        Our Board of Directors has determined that each member of the Governance Committee is independent within the meaning of the rules of the NASDAQ Stock Market and a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934. The Governance Committee met five times during fiscal year 2010. During fiscal year 2010, all of the committee members attended all of the meetings of the Governance Committee.

        M&A Committee.    In fiscal 2010, our M&A Committee oversaw the review and assessment of potential acquisitions, strategic investments, divestitures and joint ventures by our company. The members of our M&A Committee in fiscal year 2010 were Messrs. Everett, Maier and Prestridge, with Mr. Everett serving as the chairperson. The M&A Committee met once during fiscal year 2010. The Board disbanded the M&A Committee in March 2011.

Director Compensation

        The form and amount of compensation paid to our independent directors for serving on our Board and its committees is designed to be competitive in light of industry practices and the obligations imposed by such service. In order to align the long-term interests of our directors with those of our stockholders, a portion of director compensation is provided in equity-based compensation. The value of total annualized compensation of our independent directors is targeted to be at approximately the median of our peer group of companies, which is described below under the "Compensation Discussion and Analysis" section in this Proxy Statement. The compensation practices of this peer group of companies were the benchmark used when considering the competitiveness of our independent director compensation in 2010. Our independent outside compensation consultant, Radford, an Aon Consulting Company, or Radford, collected and developed the competitive data and analyses for benchmarking independent director compensation.

        The following table presents the compensation paid to our independent directors for fiscal year 2010. Mr. St. Dennis was not considered an independent director of our company because he was an employee of our company. Compensation paid to Mr. St. Dennis for fiscal year 2010 is described under the "Compensation Discussion and Analysis" and "Executive Compensation and Related Information" sections below in this Proxy Statement. Mr. Everett is an independent director, was appointed CEO of the company in May 2010 and was succeeded by Mr. St. Dennis in September 2010. Compensation paid to Mr. Everett for his services as a member of the Board of Directors for fiscal year 2010 is described below. Compensation paid to Mr. Everett for his services as CEO of the company for fiscal 2010 is described under the "Compensation Discussion and Analysis" and "Executive Compensation and Related Information" sections below in this Proxy Statement. Effective October 19, 2010, Mr. Rogas was elected to our Board or Directors. Dr. Bahrami, Dr. Hu and Mr. Wagner resigned as members of our Board of Directors at the conclusion of our fiscal year 2010, with the effective date of their resignation being the commencement of our fiscal year 2011, or December 26, 2010.

Name	Fees Earned or Paid in Cash ($)(8)	Option Awards ($)(2)(7)	Stock Awards ($)(1)(2)(7)	All Other Compensation ($)(3)(4)(6)	Total ($)
Dr. Homa Bahrami(3)	56,000	—	77,634	26,529	160,163
G. Carl Everett, Jr.	56,250	—	77,634	—	133,884
Dr. Chenming Hu(4)	45,000	—	77,634	63,599	186,233
Lothar Maier	56,000	—	77,634	—	133,634
James A. Prestridge(5)	165,000	—	77,634	—	242,634
Edward Rogas, Jr.	10,000	22,241	53,454	—	85,695
Harvey A. Wagner(6)	67,000	—	77,634	26,083	170,717

(1)
The stock awards are restricted stock units that we awarded to our independent directors under our 2002 Equity Incentive Plan. The restricted stock units will settle in shares of our common stock on the earlier of: (i) the date on which the units are fully vested, or (ii) the date that the director's engagement with our company is terminated (or the first market trading day during an open trading window under our company's Statement of Policy regarding Insider Trading thereafter if the applicable date is not on a market trading day during an open trading window, but no later than March 15th of the year following the scheduled settlement date). The price at which we will settle the restricted stock units is the closing price of our company's common stock on the NASDAQ Global Market on the day of release.

(2)
The amounts shown reflect the aggregate grant date fair value of all awards granted in fiscal 2010 for financial statement reporting purposes in accordance with FASB Topic ASC 718. Assumptions used in the calculation of these amounts are described in Note 11-Stock-based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 25, 2010.

(3)
As noted above, Dr. Bahrami resigned as a member of the Board of Directors effective as of December 26, 2010. In connection with Dr. Bahrami's resignation, our company agreed to accelerate the vesting of her restricted stock units representing 2,500 shares. The incremental fair value of the accelerated restricted stock units, net of the reversal of previously recognized expense for unvested units of RSU's, is $23,832, calculated in accordance with FASB ASC Topic 718, which is included in the "All Other Compensation" column above.

The Board also approved extending the post-termination exercise period for all vested outstanding non-qualified stock options from three months to twelve months beginning from December 26, 2010. All other provisions of the non-qualified stock options remain unchanged. The incremental fair value resulted from this stock option modification is $2,697, calculated in accordance with FASB ASC Topic 718, which is included in the "All Other Compensation" column above.

(4)
As noted above, Dr. Hu resigned as a member of the Board of Directors effective as of December 26, 2010. In connection with Dr. Hu's resignation, our company agreed to accelerate the vesting of his restricted stock units representing 6,500 shares. The incremental fair value of the accelerated restricted stock units, net of the reversal of previously recognized expense for unvested RSU's, is $62,447, calculated in accordance with FASB ASC Topic 718, which is included in the "All Other Compensation" column above.

In addition, in connection with Dr. Hu's resignation, the Board approved the accelerated vesting in full on December 25, 2010 of the non-qualified stock options granted to Dr. Hu on December 10, 2009, so that Dr. Hu will be vested in 6,000 shares of his original 6,000 non-qualified stock option grant.

  The Board also approved extending the post-termination exercise period for all vested outstanding non-qualified stock options from three months to twelve months beginning from December 26, 2010. All other provisions of the non-qualified stock options remain unchanged. The total incremental fair value resulted from the above modifications to Dr. Hu's stock options, net of the reversal of previously recognized expense for unvested shares of options, is $1,152, calculated in accordance with FASB ASC Topic 718, which is included in the "All Other Compensation" column above.

(5)
Mr. Prestridge received $93,000 in fees for his service as Chairman of the Board and $72,000 in special director related fees for services relating to his oversight, at the request of the Board, of the company's management transition in fiscal 2010.

(6)
As noted above, Mr. Wagner resigned as a member of the Board of Directors effective as of December 26, 2010. In connection with Mr. Wagner's resignation, our company agreed to accelerate the vesting of his restricted stock units representing 2,500 shares. The incremental fair value of the accelerated restricted stock units, net of the reversal of previously recognized expense for unvested units of RSU's, is $23,832, calculated in accordance with FASB ASC Topic 718, which is included in the "All Other Compensation" column above.

The Board also approved extending the post-termination exercise period for all vested outstanding non-qualified stock options from three months to twelve months beginning from December 26, 2010. All other provisions of the non-qualified stock options remain unchanged. The incremental fair value resulted from this stock option modification is $2,251, calculated in accordance with FASB ASC Topic 718, which is included in the "All Other Compensation" column above.

(7)
A summary of options and restricted stock units outstanding as of December 25, 2010 for each of our independent directors is as follows:

Name	Stock Options Outstanding (#)	Restricted Stock Units Outstanding (#)
Dr. Homa Bahrami	48,013	6,000
G. Carl Everett, Jr.	55,000	12,000
Dr. Chenming Hu	6,000	12,000
Lothar Maier	22,726	6,000
James A. Prestridge	55,000	18,000
Edward Rogas, Jr.	6,000	6,000
Harvey A. Wagner	40,410	6,000
(8)
Effective January 1, 2010, cash compensation for our independent directors is set forth in the following table:

Compensation Element	Fiscal Year 2010 Cash Compensation
Director Annual Retainer	$40,000
Chairperson Annual Retainer	$25,000 for Board chairperson
$22,000 for Audit Committee chairperson
$12,000 for Compensation Committee chairperson
$10,000 for all other committee chairpersons
Committee Member Retainer	$11,000 for Audit Committee member
$6,000 for Compensation Committee member
$5,000 for all other committee members

        Effective January 1, 2010, all Board and committee meeting fees were eliminated.

        Equity Compensation.    Each of our independent directors is eligible to receive equity awards under our 2002 Equity Incentive Plan. In fiscal year 2009, each new independent director was eligible to receive an initial award of 6,000 restricted stock units under the 2002 Equity Incentive Plan on the date the director joins our Board. Additionally, each re-elected independent director will receive an annual award of 6,000 restricted stock units under the 2002 Equity Incentive Plan immediately following the annual meeting of stockholders, which is subject to pro-ration if such director has not served as a director for the full 12 months since the preceding equity award to such director. The initial equity awards generally vest over a one-year period at a rate of 1/12th of the total shares granted at the end of each full succeeding month from the date of grant, subject to the director's continued service on our Board. All annual equity awards generally vest over a one-year period at a rate of 1/12th of the total shares granted at the end of each full succeeding month from the later of (i) the date of grant or (ii) the date when all outstanding equity awards and all outstanding shares issued upon exercise or conversion of any equity awards granted to the independent director prior to the grant of such succeeding award have fully vested, subject to the director's continued service on our Board.

        Effective December 9, 2009, each new independent director is eligible to receive an initial equity award consisting of (i) a stock option award to purchase up to 6,000 shares of our company stock and (ii) an award of 6,000 restricted stock units under the 2002 Equity Incentive Plan on the date the director joins our Board. This initial equity award generally vests over a three-year period in 36 equal monthly installments beginning with the first monthly award date anniversary, subject to the director's continued service on our Board. Additionally, each re-elected independent director will continue to be eligible to receive an annual award of 6,000 restricted stock units under the 2002 Equity Incentive Plan immediately following the annual meeting of stockholders with no pro-ration for less than twelve months of board service. The annual equity awards generally vest over a one-year period in 12 equal monthly installments beginning with the first monthly award date anniversary, subject to the director's continued service on our Board.

        Restricted stock units will be settled in shares of our common stock upon the earlier of: (i) the date on which the restricted stock units are fully vested, or (ii) the director's termination date. If either the date on which the restricted stock units are fully vested or the director's termination date is not a NASDAQ Global Market trading day during an open trading window under our company's Statement of Policy Regarding Insider Trading as then in effect, then the restricted stock units will be settled on the first NASDAQ Global Market trading day falling within an open trading window thereafter, but no later than March 15th of the year following the scheduled settlement date. In the event of our dissolution or liquidation or a change in control transaction, all equity awards granted to our independent directors will become fully vested prior to the consummation of the transaction at such times and on such conditions as the Compensation Committee will determine, and any equity awards that are stock options will expire if the directors do not exercise the awards, as applicable, within three months of the consummation of the transaction. Additionally, effective December 9, 2009, all stock options granted to our independent directors will vest an additional twelve months upon the independent director's death or disability.

        Our independent directors may elect to receive a restricted stock award or restricted stock unit under our 2002 Equity Incentive Plan in lieu of payment of a portion of his or her annual retainer based on the fair market value of our common stock on the date any annual retainer would otherwise be paid. The annual retainer consists of the director or chairperson annual retainer plus any additional retainer paid in connection with service on any committee of our Board or paid for any other reason. A director may make an election for any dollar or percentage amount equal to at least 25% of his or her annual retainer up to a maximum of 100%. A director must make the election in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. Any amount of the director's annual retainer that is not elected to be received as a restricted stock award or restricted stock unit is payable in cash. As of the date of this Proxy Statement, none of our independent directors have elected to receive a restricted stock award or restricted stock unit under our 2002 Equity Incentive Plan in lieu of payment of a portion of his or her annual retainer.

        Other.    We reimburse all of our directors for travel, director continuing education programs and other business expenses incurred in connection with their services as a member of our company's Board and Board committees, and extend coverage to them under our company's travel accident and directors' and officers' indemnity insurance policies.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has at any time since our incorporation been one of our officers or employees, except for Mr. Everett who served as our interim Chief Executive Officer from May 2010 to September 2010. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

        Our Compensation Committee previously engaged Frederic W. Cook & Co., Inc., or FWC, an independent outside compensation consultant, to provide advice and recommendations on competitive market practices and specific compensation decisions. To date, FWC has not provided our company's management with any services. In April 2009, our Compensation Committee concluded the engagement of FWC and retained Radford as its independent outside compensation consultant to provide advice and recommendations on competitive market practices and specific compensation decisions. To date, Radford has not provided our company's management with any services.

        Our company has engaged independent consultants and other data collection services to assist our Human Resources department with collecting and analyzing information regarding the compensation practices of companies, including companies within our "core" peer group as described in "Compensation Discussion and Analysis" in this Proxy Statement. Some of these service providers have met with members of our company's management and the Compensation Committee. The service providers engaged by our company have not provided specific compensation recommendations or any other related advice or consulting services to the Compensation Committee.

Consideration of Director Nominees

        Our Governance Committee identifies, evaluates and recommends individuals for nomination by our Board of Directors for election as directors of our Board. The committee generally identifies nominees based upon recommendations by our directors and management. In addition, our Governance Committee also considers recommendations properly submitted by our stockholders. The committee may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees, and the company has paid a third party to assist us in a director search process.

        In selecting nominees for our Board of Directors, the Governance Committee considers candidates based on the need to satisfy the applicable rules and regulations of the SEC and the rules of the NASDAQ Stock Market, including the requirements for independent directors and an audit committee financial expert. Our Governance Committee also evaluates candidates in accordance with its charter, assessing a number of factors, including demonstrated outstanding achievement in the prospective board member's personal career, breadth of experience, soundness of judgment, ability to make independent, analytical inquiries, diversity of viewpoints and experience, and willingness to devote adequate time. The Governance Committee uses the same standards to evaluate nominees proposed by our directors, management and stockholders and has no formal policy with respect to consideration of candidates recommended by stockholders.

        Stockholders can recommend qualified candidates for our Board of Directors by writing to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551. When making recommendations, a stockholder must submit recommendations for individuals that meet at least the criteria outlined above. Such recommendations should be accompanied by the information required by our bylaws and Regulation 14A under the Securities Exchange Act of 1934, as amended, which includes evidence of the nominating stockholder's ownership of FormFactor common stock, biographical information regarding the candidate, and the candidate's written consent to serve as a director if elected. We require that any such recommendations for inclusion in our proxy materials for our 2012 Annual Meeting of Stockholders be made no later than November 9, 2011 to ensure adequate time for meaningful consideration by our Governance Committee. See "Proposals for the 2012 Annual Meeting of Stockholders" for additional information regarding deadlines for submitting proposals. Properly submitted recommendations will be forwarded to our Governance Committee for review and consideration. The Governance Committee may consider in the future whether our company should adopt a more formal policy regarding stockholder nominations.

        After evaluating Messrs. Everett and St. Dennis, our Governance Committee recommended to our Board of Directors in accordance with its charter, and our Board approved, the nomination of these current directors for election as Class II members to our Board at our Annual Meeting.

Corporate Codes and Policies

        We have adopted a Statement of Corporate Code of Business Conduct that applies to our directors, officers and employees, and a Statement of Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and the employees in our finance department. Our directors, officers and employees are also subject to our Statement of Policy Regarding Insider Trading and our Statement of Policy Regarding Related Person Transactions. We provide training to our employees regarding our codes and various company policies, which all employees are required to complete. In addition, we have adopted a Statement of Policy Regarding Corporate Code Violations (Complaints, Concerns and Whistleblowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct, the Code of Ethics and our other company policies, and to provide a forum to which our directors, officers and employees may report violations or suspected violations of our company policies without fear of harassment, retaliation or adverse employment consequences. In addition, we have adopted Governance Guidelines, which identify various corporate policies and practices we have implemented. Our policies and governance guidelines are posted on our website at www.formfactor.com.

Stockholder Communications with our Board

        Our stockholders may communicate with our Board of Directors or any of our individual directors by submitting correspondence by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, or by e-mail at corporatesecretary@formfactor.com. Our Corporate Secretary or his designee will review such correspondence and provide such correspondence and/or summaries thereof, as appropriate, to our Board of Directors. Our company's acceptance and forwarding of communications to our Board does not imply that the company's directors owe or assume any fiduciary duties to persons submitting the communications. Our Corporate Secretary or his designee will handle correspondence relating to accounting, internal controls or auditing matters in accordance with our Statement of Policy Regarding Corporate Code Violations (Complaints, Concerns and Whistleblowers), which Statement is available on our company's website at www.formfactor.com. Our Governance Committee will periodically review our process for stockholders to communicate with our Board of Directors to ensure effective communications.

 Board Attendance at Annual Meetings

        We encourage the members of our Board of Directors to attend our annual meeting of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board. We may consider in the future whether our company should adopt a more formal policy regarding director attendance at annual meetings. All of our directors serving at the time of our 2010 Annual Meeting of Stockholders attended that annual meeting either in person or telephonically.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 31 to 42 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a "say on pay" vote.

        In 2010, faced with a challenging industry and global environment, our Board of Directors took decisive action to position us for renewed growth. These actions included a substantial overhaul of the management team by recruiting both a new Chief Executive Officer and a new Chief Financial Officer from outside the company. Consistent with our broader growth objectives while conserving cash, our 2010 executive compensation program was designed to meet the following objectives:

  1.
  Minimizing cash compensation to the extent possible, such as by avoiding cash-consuming practices such as tax gross-ups, generous severance and retirement packages or guaranteed bonuses;

  2.
  Setting aggressive targets for cash incentive compensation to encourage performance; and

  3.
  Emphasizing equity compensation to align the interests of our executive officers with those of our stockholders and incentivize them to work towards our turnaround.

        As further described in our "Compensation Discussion and Analysis", below, our 2010 executive compensation program focused on incentivizing our executives to work toward our key business goals by:

  •
  Tying a large percentage of pay to the value of our stock price through the grant of equity awards subject to long-term vesting schedules;

  •
  Basing any cash bonus on performance goals requiring significant company performance (as shown by the fact that our cash bonus payments have been a relatively low percentage of pay); and

  •
  Not providing special benefits, perquisites or tax gross-ups.

        The compensation package provided in our fiscal 2010 for our new CEO focuses on equity compensation with grants that vest over four years, and he receives no special benefits other than a potential severance package limited to one year of pay and one year of vesting of stock. Further, our new CEO was not provided a guaranteed bonus payment.

        We encourage you to carefully review the "Compensation Discussion and Analysis" beginning on page 31 of this Proxy Statement for additional details on FormFactor's executive compensation, including FormFactor's compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal 2010.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, "For" the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to FormFactor, Inc.'s named executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages 31 to 42 of this Proxy Statement, is hereby approved."

        While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL NO. 3
ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

        You are being provided with the opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as a "say on pay" vote, as provided in Proposal No. 2. This advisory vote is referred to here as the "frequency of say on pay" vote. Under this Proposal No. 3, you may vote on whether you would prefer to have a "say on pay" vote every year, every 2 years or every 3 years.

        The "say on pay" and "frequency of say on pay" voting provisions are new and, based upon current information, our Board of Directors believes that the "say on pay" advisory vote should be conducted every year. An annual advisory vote on executive compensation will allow our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

        You may cast your vote on your preferred voting frequency by choosing the option of 1 year, 2 years or 3 years or abstain from voting when you vote in response to the resolution set forth below.

  "RESOLVED, that the option of 1 year, 2 years, or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which FormFactor, Inc. is to hold a stockholder advisory vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion)."

        You are not voting to approve or disapprove our Board of Directors' recommendation.

        While this advisory vote on the frequency of "say on pay" vote is non-binding, our Board of Directors and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future "say on pay" votes.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A "1 YEAR" FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

 PROPOSAL NO. 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
FISCAL YEAR 2011

        The fourth proposal is to ratify the selection of PricewaterhouseCoopers LLP as FormFactor's independent registered public accounting firm for fiscal year 2011. The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform the audit of our financial statements for fiscal year 2011, and our stockholders are being asked to ratify such selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

        Ratification by our stockholders of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by applicable law, our certificate of incorporation, our bylaws or otherwise. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, our Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.

Our Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011.

 Principal Auditor Fees and Services

        The following is a summary of fees for professional services rendered to our company by PricewaterhouseCoopers LLP, our independent registered public accounting firm, related to fiscal year 2010 and 2009.

	2010	2009
Audit Fees	$1,069,000	$1,255,600
Audit-Related Fees	327,250	368,155
Tax Fees	123,225	197,196
All Other Fees	—	—

Total	$1,519,475	$1,820,951

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements for fiscal 2010 and 2009, the audit of the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our Form 10-Q quarterly reports for fiscal years 2010 and 2009. Audit fees also include services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are traditionally performed by the independent registered public accountant and are not reported under "Audit Fees." For fiscal 2009, such fees included fees for services in connection with the financial diligence related to our purchase of certain assets of Electroglas, Inc. out of bankruptcy. For fiscal 2010, such fees included fees for services in connection with the financial diligence related to a potential acquisition that was not consummated.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax preparation, tax advice and tax planning. These services consist of assistance regarding federal, state and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance.

        All Other Fees.    Consists of fees for products and services other than the services reported above. There were no other fees paid to PricewaterhouseCoopers LLP in fiscal 2010 or fiscal 2009.

Pre-Approval of Audit and Non-Audit Services of Auditor

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described above with respect to audit fees, audit-related fees and tax fees were pre-approved by our Audit Committee pursuant to its pre-approval policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of our Securities

        The following table presents information regarding the beneficial ownership of our common stock as of February 28, 2011 for:

  •
  each person or entity known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors;

  •
  our Chief Executive Officer and the other current and former executive officers named in the summary compensation table under "Executive Compensation and Related Information;" and

  •
  all of our directors and such officers as a group.

        The percentage of beneficial ownership for the following table is based on 50,778,519 shares of our common stock outstanding as of February 28, 2011. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of February 28, 2011 through the exercise of any option, unit or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules and regulations of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has exercised options, units or other rights into shares of our common stock.

        To our knowledge, except under community property laws or as otherwise noted, the persons named in the table below have sole voting and sole investment power with respect to all equity beneficially owned. Unless otherwise indicated, each director, officer and 5% stockholder listed below maintains a mailing address of c/o FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
PRIMECAP Management Company(1)	7,498,800	14.77%
Vanguard Horizon Funds—Vanguard Capital Opportunity Fund(2)	5,756,700	11.34%
Capital Research Global Investors(3)	5,303,000	10.44%
Kornitzer Capital Management Inc.(4)	3,933,135	7.75%
Blackrock, Inc.(5)	2,777,802	5.47%
Amerprise Financial, Inc.(6)	2,673,197	5.26%
Dr. Mario Ruscev(7)	266,492	*
Jean B. Vernet(8)	—	*
Stuart L. Merkadeau(9)	349,067	*
Richard DeLateur(10)	50,677	*
Thomas St. Dennis(11)	—	*
G. Carl Everett, Jr.(12)	113,718	*
James A. Prestridge(13)	116,248	*
Lothar Maier(14)	40,226	*
Edward Rogas, Jr.(15)	4,000	*
All directors and officers as a group (7 persons)	673,936	1.31%

*
Represents beneficial ownership of less than 1%.

(1)
As reported in the Schedule 13G of PRIMECAP Management Company for beneficial ownership as of December 31, 2010, which was filed on February 14, 2011 with the Securities and Exchange Commission. The address of PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, California 91101.

(2)
As reported in the Schedule 13G of Vanguard Horizon Funds—Vanguard Capital Opportunity Fund for beneficial ownership as of December 31, 2010, which was filed on February 10, 2011 with the Securities and Exchange Commission. The address of Vanguard Horizon Funds—Vanguard Capital Opportunity Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
As reported in the Schedule 13G of Capital Research Global Investors for beneficial ownership as of December 31, 2010, which was filed on February 9, 2011 with the Securities and Exchange Commission. The address of Capital Research Global Investors. is 333 South Hope Street, Los Angeles, California 90071.

(4)
As reported in the Schedule 13G of Kornitzer Capital Management, Inc. for beneficial ownership as of December 31, 2010, which was filed on January 21, 2011 with the Securities and Exchange Commission. The address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.

(5)
As reported in the Schedule 13G of BlackRock, Inc. for beneficial ownership as of December 31, 2010, which was filed on February 4, 2011 with the Securities and Exchange Commission. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(6)
As reported in the Schedule 13G of Ameriprise Financial, Inc. as of December 31, 2010, which was filed on February 11, 2011 with the Securities and Exchange Commission. The address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(7)
Represents 19,659 shares held directly by Dr. Ruscev and 246,833 shares issuable upon exercise of options that are exercisable within 60 days of February 28, 2011, all of which shares will be vested.

(8)
Mr. Vernet does not directly hold any FORM stock nor does he have any shares exercisable within 60 days of February 28, 2011.

(9)
Represents 10,221 shares held by the Stuart L. Merkadeau and Lisa A. Merkadeau Living Trust, 8,049 shares held directly by Mr. Merkadeau, 327,447 shares issuable upon exercise of options and 3,350 units convertible to common stock, all of which shares and units will be vested within 60 days of February 28, 2011.

(10)
Mr. DeLateur does not directly hold any FORM stock. 50,677 shares are issuable upon exercise of options that are exercisable within 60 days of February 28, 2011, all of which shares will be vested.

(11)
Mr. St. Dennis does not directly hold any FORM stock nor does he have any shares exercisable within 60 days of February 28, 2011.

(12)
Represents 25,802 shares held by the Everett Family Revocable Trust, 77,916 shares issuable upon exercise of options and 10,000 units convertible to common stock, all of which shares and units will be vested within 60 days of February 28, 2011.

(13)
Represents 49,748 shares held by the Prestridge Family Trust, 55,000 shares issuable upon exercise of options and 11,500 units convertible to common stock, all of which shares and units will be vested within 60 days of February 28, 2011.

(14)
Represents 12,000 shares held by the Maier Family Revocable Trust, 22,726 shares issuable upon exercise of options and 5,500 units convertible to common stock, all of which shares and units will be vested within 60 days of February 28, 2011.

(15)
Represents 2,000 shares held directly by Mr. Rogas, 1,000 shares issuable upon exercise of options and 1,000 units convertible to common stock, all of which shares and units will be vested within 60 days of February 28, 2011.

Equity Compensation Plans

        The following table sets forth certain information, as of December 25, 2010, concerning securities authorized for issuance under all equity compensation plans of our company:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity Compensation plans approved by our stockholders(1)(2)	6,691,299	(3)	$14.53	(4)	11,585,375	(5)
Equity compensation plans not approved by our stockholders	—		—		—

Total:	6,691,299		$14.53		11,585,375

(1)
Includes our 2002 Equity Incentive Plan, 2002 Employee Stock Purchase Plan, Incentive Option Plan, Management Incentive Option Plan, and the 1996 Stock Option Plan. Since the effectiveness of our 2002 Equity Incentive Plan in connection with our initial public offering, we only grant awards under our 2002 Equity Incentive Plan.

(2)
Our 2002 Equity Incentive Plan and our 2002 Employee Stock Purchase Plan provide that on each January 1, the number of shares available for issuance under such plans shall increase by an amount equal to 5% of our total outstanding shares as of December 31 of the prior year for the Equity Incentive Plan and 1% of our total outstanding shares as of December 31 of the prior year for the Employee Stock Purchase Plan.

(3)
Represents 5,318,387 shares subject to outstanding options and 1,372,912 shares subject to outstanding restricted stock units. Excludes securities that may be issued under our 2002 Employee Stock Purchase Plan.

(4)
Excludes outstanding restricted stock units, which do not have an exercise price.

(5)
Represents 2,645,036 shares of our common stock reserved for future issuance under our 2002 Employee Stock Purchase Plan and 8,940,339 shares of our common stock reserved for future issuance under all other equity compensation plans as of December 25, 2010.

Non-Executive Stock Option Exchange

        The Board concluded during 2010 that existing equity incentives, in light of stock performance, were hindering retention of key non-executive employees. As a result, in August 2010, we announced a stock option exchange program, which was a critical element of our turnaround plan because of our need to retain key employees while conserving cash. Retention of key employees was particularly critical to our turnaround plan because of the highly technical and specialized nature of our technology and product offerings. Equity compensation is a key component of our compensation package for non-executive employees because it encourages employees to work toward our success and provides a means by which employees benefit from helping to increase the value of our common stock. However, due to the decline of our stock price over a number of years, and the uncertainty over whether and when there might be an improvement in the market, many of our key employees held stock options that did not offer meaningful potential value to these key employees.

        Although the exchange program was approved before we hired our new CEO in September 2010, we believe the program's creation of new meaningful long-term incentives for non-executive employees was and is vitally important to our new leadership team working to return our company to growth and needing to retain key employees. We believe the retention benefits of this program are shown by the fact that employees chose to exchange approximately 90% of the eligible options.

        In designing the program, the Board of Directors and Compensation Committee were sensitive to balancing stockholder concerns with employee retention considerations. Therefore, the exchange program included the following features intended to ensure value to our stockholders:

  •
  No executive officers or directors were allowed to participate;

  •
  Employees received a smaller number of shares in return (a ratio ranging from 1:2.5 to 1:9, depending on the original exercise price), which decreased potential stockholder dilution because we did not return the excess number of cancelled options to our plan, this resulted in reduced dilution by more than 2 million shares after the replacement options were granted;

  •
  We replaced the underwater stock options with new stock options with an exercise price equal to the fair market value of our stock on the exchange date, meaning employees are motivated to help increase our stock price above the new exercise price of $8.61, which was our stock price on the exchange date; and

  •
  Replacement options are subject to vesting over three years, with no options vesting for the first year after the exchange, which encourages retention.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees FormFactor's accounting and financial reporting processes on behalf of our Board of Directors. FormFactor's management has primary responsibility for the preparation and integrity of our company's consolidated financial statements, for implementing systems of internal control over financial reporting and for other financial reporting-related functions. The company's independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of FormFactor's consolidated financial statements, expressing an opinion, based upon its audit, as to the conformity of such financial statements with generally accepted accounting principles in the United States and attesting to the effectiveness of FormFactor's internal control over financial reporting.

        In discharging its oversight responsibility, the Audit Committee has reviewed and discussed, with our management and PricewaterhouseCoopers LLP, the audited consolidated financial statements of FormFactor as of and for the year ended December 25, 2010, including a discussion of the quality of FormFactor's financial reporting and internal control over financial reporting, as well as the selection, application and disclosure of critical accounting policies. In addition, the Audit Committee has reviewed and discussed the reports of FormFactor's internal audit function and the performance of the internal audit function during fiscal year 2010.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without the company's management present, the matters required to be discussed by Statement on Auditing Standards No. 114, "The Auditor's Communication With Those Charged With Governance," which supersedes Statement on Auditing Standards No. 61 as amended, "Communication with Audit Committees," including the judgment of PricewaterhouseCoopers LLP as to the quality of our company's financial reporting, effectiveness of internal control over financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with PricewaterhouseCoopers LLP the remediated material weakness regarding the failure to maintain effective controls over the valuation of inventory and the related cost of revenues accounts, which was previously identified in our company's internal control over financial reporting, and the remediation steps our company's management took to address the material weakness.

        The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independent accountant's independence.

        Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to our Board of Directors that FormFactor's consolidated financial statements as of and for the year ended December 25, 2010 be included in the company's Annual Report on Form 10-K for the year ended December 25, 2010.

Submitted by the Audit Committee

Lothar Maier, Chairperson
James A. Prestridge
Edward Rogas, Jr.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This compensation discussion and analysis describes and analyzes FormFactor's compensation program for its named executive officers. FormFactor's named executive officers for fiscal year 2010 include our Chief Executive Officer or CEO, Chief Financial Officer or CFO, our one other executive officer (other than the Chief Executive Officer and the Chief Financial Officer) and our former Chief Executive Officers and Chief Financial Officer who served during fiscal year 2010.

Executive Summary

Compensation Governance

  •
  Perquisites.  There were no special benefits, perquisites or tax gross-ups for our executive officers.

  •
  Independence.  The Compensation Committee is comprised solely of independent directors. Additionally, the Compensation Committee's independent compensation consultant is retained directly by the Compensation Committee and performs no other services for our company's management.

  •
  Stock Ownership Guidelines have been adopted for our executive officers and directors.

  •
  Hedging.  Our insider trading policy prohibits hedging of company stock or the use of company stock as collateral of any loan.

  •
  Clawback Policy.  The Compensation Committee has approved a clawback policy that will comply with the applicable sections of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

  •
  Repricing.  Our 2002 Equity Incentive Plan has been amended to prohibit repricings without the approval of shareholders. In fiscal year 2010, our Board of Directors approved a stock option exchange program which pursuant to the terms of the 2002 Equity Incentive Plan did not require shareholder approval. That stock option exchange program was considered vital to restoring the health of FormFactor and explicitly excluded executive officers and directors. Any future exchange offers cannot be undertaken without the approval of shareholders.

  •
  Risk Analysis.  Executive compensation programs are structured to avoid inappropriate risk taking by our executives by having the appropriate pay philosophy, peer group and market positioning to support reasonable business objectives. As a result, the Compensation Committee has concluded that the risks arising from our company's employee compensation program are reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on our company.

        Executive Compensation Philosophy.    The Compensation Committee of our Board of Directors oversees our company's executive compensation program and ensures that our executive officers are compensated in a manner consistent with our business strategy, competitive market practice, sound corporate governance principles and shareholder interests. The core of our executive compensation philosophy is to pay for financial and non-financial performance.

  •
  Elements of Executive Compensation.  The three major elements of our executive compensation program for fiscal year 2010 were:

  •
  base salary targeted at approximately the median—60th percentile of our peer companies;

  •
  semi-annual performance-based cash incentive award target levels are such that target total cash compensation is targeted between the 60th - 75th percentiles of our peer companies, based on performance; and

    •
    long-term, performance-based equity incentive awards targeted between the median and 75th percentile of our peer companies, based on performance.

        Fiscal Year 2010 Performance and Executive Compensation.    During fiscal 2010, we saw revenue growth over fiscal 2009 across all of our product markets. Revenue for fiscal year 2010 was $188.6 million, up 39.3% from $135.3 million in fiscal year 2009. This growth is attributed to a recovery in the semiconductor manufacturing equipment industry, our delivery of new technologies for existing products which helped us expand our revenue share and customer reach and the continued qualification of our new SmartMatrix™ and TouchMatrix™ product lines for the DRAM and Flash markets. However, our revenue growth in fiscal 2010 was hindered by delays in qualification of our Matrix product for certain applications at certain customers, as well as lost business opportunities due to pricing pressures and quoted lead times. Net loss on a GAAP basis for fiscal year 2010 was $188.3 million compared to a net loss for fiscal year 2009 of $155.7 million. In addition, a new management team is leading our company to improve business execution and focus on achieving profitable growth.

        During fiscal year 2010, our named executive officers did not receive any base salary increases. Annual cash incentive awards were modest and based on partial achievement of corporate objectives. For retention purposes, long-term incentive awards were granted above 75th percentile of our peer companies.

        Executive compensation decisions and other details are discussed below in this compensation discussion and analysis.

Compensation Philosophy and Framework

  Compensation Objectives

        We are committed to a compensation philosophy that is market-competitive and ensures that our executive officers and other employees share in our company's success. Our executive compensation plans, policies and programs are designed to achieve three primary objectives:

  •
  Attract, retain and motivate highly skilled individuals based upon their contribution to the success of our company, and that of our stockholders;

  •
  Drive outstanding achievement of business objectives and reinforce our company's strong pay-for-performance culture; and

  •
  Align our executive officers' interests and value creation opportunities with the long-term interests and value creation opportunities of our stockholders.

  Target Pay Position/Mix of Pay

        Our compensation program is comprised of a combination of base salary, semi-annual variable pay-for-performance cash incentive payments, and long-term equity grants. Each of these components is discussed in greater detail below under "Compensation Decisions." We target our pay, both for the individual components and in the aggregate, to be competitive with the practices of our peer companies. Our strategy has been to examine peer group compensation practices, and with an understanding of those practices, create a highly leveraged, variable compensation opportunity for our executive officers. The Compensation Committee believes this approach best supports the pay-for-performance culture, and in turn, the creation of stockholder value. Our emphasis on variable, or at-risk, compensation ensures that our executive officers, absent retention needs, receive target or above-target compensation only to the extent that our company's performance goals have been achieved or exceeded.

  Compensation Benchmarking

        The Compensation Committee examines annually the compensation practices of a peer group of companies, supplemented by various survey data, to assess the competitiveness of all elements of our executive officer compensation programs. In January 2010, the Compensation Committee, with the assistance of its independent compensation consultant, Radford, completed its annual review of our peer group. Based on the Compensation Committee's review and advice of Radford, our updated "core" peer group for fiscal year 2010 consisted of 14 companies for purposes of determining the competitiveness of our executive officer compensation in 2010. The objective criteria used in selecting our peer group remained the same but the range of revenue, market capitalization and employee size was revised to be more reflective of our business stage and to better align our company with the "core" peer group as shown in the table below.

        The 2010 peer companies were selected using the Global Industry Classification Standard codes and the objective criteria shown in the table below:

Global Industry Classification Standard Code	Trailing 12-Months Revenue Range	Market Capitalization Range	Employee Size Range
Semiconductor—45301020 and Semiconductor equipment—45301010	$150 million - $500 million	$300 million - $2 billion	400 - 3,000

        The following companies were removed from the 2009 "core" peer group due to revenue and market cap size when compared to our company: Cree, Fairchild Semiconductor, Integrated Device Technology, Lam Research, Novellus and Teradyne. Semitool was acquired by Applied Materials in 2009 and also was removed from the "core" peer group.

        The companies that are part of our "core" peer group for 2010 and 2011 include:

ATMI, Inc.	Emcore	Silicon Laboratories Inc.
Brooks Automation, Inc.	FEI Company	Tessera Technologies, Inc.
Cabot Microelectronics	Intersil Corporation	Varian Semiconductor
Cohu, Inc.	Microsemi Corporation	Verigy Ltd.
Cymer Corporation	OmniVision Technologies, Inc.

        The Compensation Committee also reviews, on at least an annual basis, and makes recommendations, if necessary, to our Board of Directors for approval regarding compensation of the independent directors. The form and amount of compensation paid to our independent directors for serving on our Board and its committees is designed to be competitive in light of industry practices and the obligations imposed by such service. In order to align the long-term interests of our directors with those of our stockholders, a portion of director compensation is provided in equity-based compensation. The value of total annualized compensation of our independent directors is targeted to be at approximately the median of our peer group. The compensation practices of this peer group of companies were the benchmark used when considering the competitiveness of our independent director compensation in 2010. Radford and our company's Human Resources department collected and developed the competitive data and analyses for benchmarking independent director compensation. In March 2010, the Compensation Committee recommended and our Board approved an increase in the retainers for independent directors and the elimination of meeting fees. For a complete discussion of these changes and all compensation paid to independent directors in fiscal year 2010, please refer to the "Proposal No. 1—Election of Class II Directors—Director Compensation" section above in this Proxy Statement. In January 2011, the Compensation Committee decided not to recommend a change in the compensation paid to independent directors in fiscal year 2011.

Compensation Decisions

        The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although our Chief Executive Officer and the company's Human Resources department periodically present compensation and benefit recommendations to the Compensation Committee. Radford was retained directly by the Compensation Committee and currently serves as its independent compensation consultant. Radford worked directly with the Compensation Committee, and not on behalf of our company's management, to provide advice and recommendations on competitive market practices and specific compensation decisions. In 2010, Radford did not provide our company's management with any services.

Compensation Components

  Base Salary

        Base salaries are designed to provide market-competitive, fixed compensation, which allows us to attract and retain the highly skilled executive officers required to drive business results and stockholder value.

        The Compensation Committee typically reviews base salary rates for our executive officers annually. Salary rates and any annual adjustments are determined by the Committee based on a number of factors, including level of responsibility, expertise, and experience of the individual, internal equity, individual and company performance, competitive conditions in the industry, and salary norms for individuals in comparable positions at comparable companies. Base salaries are targeted to be at approximately the 60th percentile of our peer group. The Committee also considers recommendations made by our Chief Executive Officer regarding salary rate adjustments for his direct reports. Discussions regarding the compensation of each executive officer, including our Chief Executive Officer, are held outside of his presence.

        Due to economic conditions in 2010, base salaries remained unchanged in fiscal year 2010 over base salary amounts in fiscal year 2009. The base salaries for our executive officers in fiscal year 2010 were as follows:

Executive Officer	Position	Annual Base Salary
Thomas St. Dennis(1)	Chief Executive Officer	$480,000
Richard DeLateur(2)	Chief Financial Officer	$355,000
Stuart L. Merkadeau	Senior Vice President, General Counsel and Secretary	$280,000
G. Carl Everett, Jr.(3)	Former Chief Executive Officer	$480,000
Dr. Mario Ruscev(4)	Former Chief Executive Officer	$500,000
Jean B. Vernet(5)	Former Chief Financial Officer	$325,000

(1)
Mr. St. Dennis was appointed CEO of the company in September 2010.

(2)
Mr. DeLateur was appointed CFO of the company in May 2010.

(3)
Mr. Everett is an independent director, was appointed CEO of the company in May 2010 and was succeeded by Mr. St. Dennis in September 2010. Mr. Everett currently serves as the company's Chairman of the Board.

(4)
Dr. Ruscev resigned as CEO of the company in May 2010.

(5)
Mr. Vernet resigned as CFO of the company in May 2010.

  Bonus

        We provide a semi-annual bonus opportunity through our company's Employee Incentive Plan which awards cash bonuses to our executive officers and other employees based upon the achievement of corporate and individual performance objectives. For the last several years, bonus target levels were established so that target total cash compensation was at the 75th percentile for comparable positions in our company's peer group. We set these levels to adequately reward our executive officers if our company meets or exceeds its corporate performance objectives. However, for fiscal year 2010, the Compensation Committee decided to move the total cash compensation target from the 75th percentile to a variable, performance-based target ranging from the 60th percentile to the 75th percentile. Actual compensation would be paid at these levels if both company and individual performance expectations are achieved.

        The Compensation Committee, working with our management, approves corporate performance objectives for each half of the fiscal year for our Employee Incentive Plan. These corporate performance objectives are set at challenging levels to motivate high business performance and support attainment of company-critical financial and operational objectives. The Compensation Committee also approves a specific weighting for each objective.

        For the first half of fiscal year 2010, bonus payments under the Employee Incentive Plan for our executive officers were determined by multiplying (a) base salary paid for the performance period (BASE) by (b) target percentage (TARGET) by (c) Corporate Split percentage (CORPORATE SPLIT) by (d) corporate performance achievement factor (CORPORATE FACTOR), and adding it to the result of the product of multiplying (a) base salary paid for the performance period (BASE) by (b) target percentage (TARGET) by (e) Individual Split percentage (INDIVIDUAL SPLIT) by (f) individual performance achievement factor (INDIVIDUAL FACTOR) or

((BASE × TARGET) × CORPORATE SPLIT × CORPORATE FACTOR)
+
((BASE × TARGET) × INDIVIDUAL SPLIT × INDIVIDUAL FACTOR)
=
BONUS

        For fiscal year 2010, the Compensation Committee based the bonus payment for our Chief Executive Officers only on achievement of corporate performance objectives, because the Compensation Committee believes that our Chief Executive Officer should be rewarded for management of our company as measured by achievement of the corporate performance objectives, and in effect, the extent to which our company's performance enhances stockholder value. For the other named executive officers their Corporate Split was 80% and their Individual Split was 20%.

        For fiscal year 2010, the target award established for each of the named executive officers was set between 80% and 90% of the named executive officer's annual base salary, except for the Chief Executive Officers whose target awards were set at 100% of their annual base salary.

        During the first half of fiscal year 2010, the corporate performance objectives consisted of financial and operational objectives. The financial and operational objectives were weighted at 50% each. The financial objectives consisted of revenue, gross margin and total cash. These financial objectives were generally evenly weighted. The operational objectives included various lead time, product rollout and manufacturing goals with these objectives generally evenly weighted.

        For the first half of fiscal year 2010, the Compensation Committee determined that while our company did not achieve our target financial goals for gross margin or total cash, we achieved our target revenue goal with first half fiscal year 2010 revenues of $97 million. The Compensation Committee also determined that while our company did not achieve our target operational goals for lead time or product rollout, we did achieve a portion of our manufacturing goals. Based on the satisfaction of our objectives, the Compensation Committee determined that pursuant to the Employee Incentive Plan formula, the weighted achievement of our corporate performance achievement factor was 25%.

        For the first half of fiscal year 2010, the Compensation Committee decided not to rate the performance of each executive officer, but instead concluded that as a team, they performed at target resulting in an individual performance achievement factor of 100%.

        Based on the achievement of the corporate and individual objectives for the first half of fiscal year 2010, bonus payments under the Employee Incentive Plan for our executive officers were as follows:

Executive Officer	Base	Target	Corporate Factor	Individual Factor	Final 1st Half of 2010 Bonus
G. Carl Everett, Jr.(1)	$240,000	100%	25%	n/a	$16,200
Richard DeLateur(2)	$177,500	80%	20%	20%	$15,366
Stuart L. Merkadeau	$140,000	90%	20%	20%	$50,400

(1)
Mr. Everett is an independent director and was appointed CEO of the company in May 2010. His bonus for the first half of fiscal year 2010 was prorated based on his time as CEO.

(2)
Mr. DeLateur was appointed CFO of the company in May 2010 and his bonus for the first half of fiscal year 2010 was prorated based on his time as CFO.

        For the second half of fiscal year 2010, bonus payments under the Employee Incentive Plan for our executive officers were determined using the same formula as the first half of the fiscal year. During the second half of fiscal year 2010, the corporate performance objectives again consisted of financial and operational objectives. Like the first half of the fiscal year, the financial objectives consisted of revenue, gross margin and total cash. These financial objectives were generally evenly weighted. Revenue, gross margin and total cash for fiscal year 2010 were used as the company's financial performance objectives because at the time these objectives were set, they most directly aligned with our company's long-term growth strategy. The operational objectives were also similar to the first half of the fiscal year with various lead time, product rollout and manufacturing goals that generally were evenly weighted.

        For the second half of fiscal year 2010, the Compensation Committee determined that while our company did not achieve our target financial goals, we achieved a portion of our lead time and manufacturing operational objectives. Based on the satisfaction of these objectives, the Compensation Committee determined that pursuant to the Employee Incentive Plan formula, the weighted achievement of our corporate performance achievement factor was 11%.

        For the second half of fiscal year 2010, the Compensation Committee again decided not to rate the performance of each executive officer, but instead concluded that as a team, they performed at target resulting in an individual performance achievement factor of 100%.

        Based on the achievement of the corporate and individual objectives for the second half of fiscal year 2010, bonus payments under the Employee Incentive Plan for our executive officers were as follows:

Executive Officer	Base	Target	Corporate Factor	Individual Factor	Final 2nd Half of 2010 Bonus
Thomas St. Dennis(1)	$240,000	100%	11%	n/a	$14,900
Richard DeLateur	$177,500	80%	8.8%	20%	$40,896
Stuart L. Merkadeau	$140,000	90%	8.8%	20%	$36,288
G. Carl Everett, Jr.	$240,000	100%	11%	n/a	$26,400

(1)
Mr. St. Dennis was hired and appointed as CEO of the company in September 2010 and his bonus for the second half of fiscal year 2010 was prorated based on his time as CEO.

  Equity

        Our 2002 Equity Incentive Plan authorizes the award of stock options, restricted stock and restricted stock units to our executive officers. Equity awards to our officers are made at the discretion of the Compensation Committee in accordance with the 2002 Equity Incentive Plan and our company's equity grant guidelines. Compensation tied to the performance of our company's common stock is used to reward performance and contributions to our company, as well as for retention purposes.

        The Compensation Committee believes that equity compensation is a very important component of our pay-for-performance compensation philosophy, and is an effective way to align compensation for executive officers over a multi-year period directly with the interests of our company's stockholders by motivating and rewarding creation and preservation of stockholder value.

  Annual Equity Awards

        The 2010 annual equity grants to our executive officers, other than the newly appointed executive officers, were made above the 75th percentile of our 2010 peer group for retention purposes. Subject to the officer's continued service with our company, the annually awarded stock options and restricted stock units will vest 25% each year over four years. Our executive officers and other employees receive value from stock options only to the extent that our company's stock price, and therefore, stockholder value, increases from the stock price on the grant date. Restricted stock units are impacted by all stock price changes, so the value to executive officers and other employees is affected by both increases and decreases in stock price. In April 2010, the Compensation Committee made the following annual equity awards to our executive officers as set forth in the table below:

Executive Officer	2010 Annual Stock Option Awards (#)	2010 Annual Restricted Stock Unit Awards (#)
Thomas St. Dennis(1)	—	—
Richard DeLateur(2)	—	—
Stuart L. Merkadeau	33,500	13,400
G. Carl Everett, Jr.(3)	—	—
Dr. Mario Ruscev(4)	—	—
Jean B. Vernet(5)	—	—

(1)
Mr. St. Dennis was appointed as CEO of the company in September 2010. Mr. St. Dennis did not receive an annual equity award but did receive a new hire equity award upon his appointment as CEO as noted in the table below.

(2)
Mr. DeLateur was appointed as CFO of the company in May 2010. Mr. DeLateur did not receive an annual equity award but did receive a new hire equity award upon his appointment as CFO and a special stock option award as noted in the tables below.

(3)
Mr. Everett was appointed as CEO of the company in May 2010 and was succeeded by Mr. St. Dennis in September 2010. Mr. Everett did not receive an annual equity award in connection with his duties as CEO but did receive a new hire equity award upon his appointment as CEO and a special stock option award as noted in the tables below.

(4)
Dr. Ruscev resigned as CEO of the company in May 2010.

(5)
Mr. Vernet resigned as CFO of the company in May 2010.

  New Hire Equity Awards

        In connection with new hire and appointments described above, the Compensation Committee made the following new hire equity awards as set forth in the table below:

Executive Officer	2010 New Hire Stock Option Awards (#)	2010 New Hire Restricted Stock Unit Awards (#)	Grant Date
Thomas St. Dennis	450,000	60,000	September 13, 2010
Richard DeLateur	110,570	44,228	May 19, 2010
G. Carl Everett, Jr.	50,000	20,000	May 19, 2010

  Special Equity Award Program

        In November 2010, the Compensation Committee made the equity awards set forth in the table below to our executive officers. These grants of stock options were part of a special award program designed to encourage retention and provide incentive for future service, and in the case of Mr. Everett, as special recognition for successfully leading the company through the transition period during which it searched for a new chief executive officer:

Executive Officer	2010 Special Stock Option Awards (#)
Richard DeLateur	80,000
Stuart L. Merkadeau	130,000
G. Carl Everett, Jr.	50,000

        See the table entitled "Grants of Plan-Based Awards—Fiscal Year 2010" under "Executive Compensation and Related Information" in this Proxy Statement for additional information regarding equity awards to our executive officers in fiscal year 2010.

        The Compensation Committee also desires to create the appropriate balance between equity-based executive pay and stockholder concerns about stock usage and dilution. However, the burn rate during fiscal year 2010 was greater than fiscal year 2009 because of our management reorganization and our hiring a new Chief Executive Officer and Chief Financial Officer. In January 2011, the Compensation Committee met and approved a burn rate for fiscal year 2011 that is significantly less than the burn rate for fiscal year 2010.

        Equity awards to our executive officers are generally made on an annual basis, along with the annual equity awards made to all other employees of our company. The Compensation Committee generally approves annual equity awards in April or May. All annual grants are made at a regularly scheduled meeting of the Compensation Committee under our guidelines for equity awards and during an open trading window under our company's insider trading policy.

 Mr. St. Dennis' Appointment as CEO

        Mr. St. Dennis was appointed CEO and a member of the Board of Directors of our company, both appointments were effective September 13, 2010.

        As CEO, Mr. St. Dennis receives an annual base salary of $480,000 and is eligible to receive a bonus under the company's Employee Incentive Plan at a target rate of 100% of base salary with the opportunity to earn 200% of base salary based on extraordinary achievement of certain objectives pursuant to his letter agreement with the company.

        As noted above, Mr. St. Dennis was also granted, as of September 13, 2010, a stock option under the company's 2002 Equity Incentive Plan to purchase 450,000 shares of the company's common stock with an exercise price equal to the closing price of the company's stock on the NASDAQ Global Market on September 13, 2010. The stock option will vest over 4 years, with 25% vesting on September 13, 2011 and the remainder vesting in equal monthly installments over the following three years. Mr. St. Dennis was also granted, as of September 13, 2010, restricted stock units under the company's 2002 Equity Incentive Plan that represent the right to receive 60,000 shares of company common stock upon vesting. The restricted stock units will vest in four equal installments on September 13 of each of 2011, 2012, 2013 and 2014. The stock option and the restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.

        Mr. St. Dennis's letter agreement also provides that if his employment is terminated by the company without cause or by him for good reason (as these terms are defined in his letter agreement with the company), he will receive a lump sum severance payment equal to one year of his then annual base salary, a pro-rata portion of his annual bonus based upon the number of calendar days he was employed in the year of his termination, accelerated vesting and extended exercisability of his granted equity awards for an additional twelve month period, and health benefits coverage for up to twelve months. These separation benefits are subject to Mr. St. Dennis executing a release and waiver of claims in favor of the company.

        Mr. St. Dennis will not receive any compensation in connection with his service as a member of the company's Board of Directors.

Mr. DeLateur's Appointment as CFO

        Mr. DeLateur was appointed CFO of our company, effective as of May 19, 2010.

        As CFO, Mr. DeLateur receives an annual base salary of $355,000 and is eligible to receive a bonus under the company's Employee Incentive Plan at a target rate of 80% of annual base salary with the opportunity to earn 200% of annual base salary based on extraordinary achievement of objectives pursuant to his letter agreement with the company.

        As noted above, Mr. DeLateur was also granted, as of May 19, 2010, a stock option under the company's 2002 Equity Incentive Plan to purchase 110,570 shares of the company's common stock with an exercise price equal to the closing price of the company's stock on the NASDAQ Global Market on May 19, 2010. The stock option will vest monthly in equal installments over a 2-year period. Mr. DeLateur was also granted, as of May 19, 2010, restricted stock units under the company's 2002 Equity Incentive Plan that represent the right to receive 44,228 shares of company common stock upon vesting. The restricted stock units will vest annually in equal installments over a 2-year period. The stock option and the restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.

        Mr. DeLateur's letter agreement also provides that if his employment is terminated by the company without cause or by him for good reason (as these terms are defined in his letter agreement), he will receive a lump sum severance payment equal to one year of his then annual base salary, a pro-rata portion of his annual target bonus based upon the calendar days of his employment in the year of termination, accelerated vesting and extended exercisability of his granted equity awards for an additional twelve month period, and COBRA continuation coverage for up to twelve months. These separation benefits are subject to Mr. DeLateur's executing a release and waiver of claims in favor of the company.

Mr. Everett's Tenure as Interim CEO

        Mr. Everett is an independent director, was appointed interim CEO of our company, effective May 19, 2010 and was succeeded as CEO upon Mr. St. Dennis' appointment, effective September 13, 2010. Mr. Everett currently serves as Chairman of the Board of Directors of our company.

        As CEO and until he ceased to be an executive employee at the end of our fiscal 2010, Mr. Everett received an annual base salary of $480,000 and was eligible to receive a bonus under the company's Employee Incentive Plan at a target rate of 100% of base salary with the opportunity to earn 200% of base salary based on extraordinary achievement of certain objectives pursuant to his letter agreement with the company.

        As noted above, in connection with his appointment as CEO, Mr. Everett was also granted, as of May 19, 2010, a stock option under the company's 2002 Equity Incentive Plan to purchase 50,000 shares of the company's common stock with an exercise price equal to the closing price of the company's stock on the NASDAQ Global Market on May 19, 2010. The stock option will vest monthly in equal installments over a 2-year period. Mr. Everett was also granted, as of May 19, 2010, restricted stock units under the company's 2002 Equity Incentive Plan that represent the right to receive 20,000 shares of company common stock upon vesting. The restricted stock units will vest annually in equal installments over a 2-year period. The stock option and the restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.

        During Mr. Everett's tenure as interim CEO, he continued to serve as a member of the Board of Directors, remained the chairperson of the M&A Committee of the Board of Directors and continued to receive all cash and equity Board of Directors and M&A committee chairperson compensation. Please refer to "Proposal No. 1—Election of Class II Directors—Director Compensation" section above in this Proxy Statement for a discussion of Mr. Everett's compensation as a member of the Board of Directors.

Dr. Ruscev's Departure

        On June 6, 2010, Mario Ruscev, former CEO of our company, entered into a separation agreement with the company in connection with his resignation as CEO on May 19, 2010. Under the agreement, which reflects the severance entitlements in Dr. Ruscev's employment agreement dated November 23, 2007, Dr. Ruscev received a lump sum severance payment of $690,411, consisting of one year of his current base salary and a pro rata portion of his annual bonus, less required payroll deductions and withholdings. In addition, the vesting of 11,750 restricted stock units and 138,500 stock option awards was accelerated and Dr. Ruscev will have 12 months to exercise any vested and unexpired outstanding stock options. The company will also pay for monthly COBRA premiums for up to 12 months and provided reimbursement for reasonable relocation expenses. Dr. Ruscev signed a general release and waiver of claims in favor of the company, and continues to be bound by the company's employment, confidential information and invention assignment agreement.

 Mr. Vernet's Departure

        On June 1, 2010, Jean Vernet, former CFO of our company, entered into a separation agreement with the company in connection with his resignation as CFO on May 19, 2010. Under the agreement, Mr. Vernet received a lump sum severance payment of $162,500, less required payroll deductions and withholdings. In addition, the vesting of 3,000 restricted stock units and 7,500 stock option awards was accelerated and Mr. Vernet had nine months to exercise any vested and unexpired outstanding stock options. The company paid for six months COBRA premiums. Mr. Vernet signed a general release and waiver of claims in favor of the company, and continues to be bound by the company's employment, confidential information and invention assignment agreement.

Stock Ownership Guidelines

        We have stock ownership guidelines for our executive officers and members of our Board of Directors, which are set forth in our company's Governance Guidelines. Our Corporate Governance Guidelines state that (i) each independent director should hold at least the greater of (a) 5,000 shares or (b) shares equal in value to three times the annual cash retainer for service as a director; (ii) the chief executive officer of the company shall hold at least the greater of (a) 10,000 shares or (b) shares equal in value to three times the chief executive officer's annual base salary; and (iii) each "executive officer" other than the chief executive officer of the company (as determined by the Board) should hold at least the greater of (a) 10,000 shares or (b) shares equal in value to two times the executive officer's annual base salary. Shares counted for this purpose shall include shares owned by the director or executive officer, shares owned jointly with, or separately by spouse and/or minor children, including shares held in trusts, and restricted stock units. Beginning April 2011, members of the Board and executive officers will have five (5) years to meet these ownership guidelines. Going forward, new Board members will have five (5) years and new executive officers will have five (5) years from the time they become executive officers to meet the ownership guidelines. In the event the requisite number of shares is increased by the Board after April 2011, Board members and executive officers, as applicable, will have the later of three years from the time of the increase, or five years from April 2011, to acquire any additional shares needed to meet such revised guidelines.

        Currently, none of our named executive officers and only three of our directors, Messrs. Everett, Maier and Prestridge, are compliant with these stock ownership guidelines.

Clawback Policy

        In March 2011, we adopted a clawback policy which requires that in the event our company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will seek to recover from any current or former executive officer any incentive-based compensation for the three year period preceding the date on which an accounting restatement is required, based on erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

Change of Control Benefits

        In January 2011, we renewed our change of control severance agreements with our executive officers, which agreements are described in this Proxy Statement under "Executive Compensation and Related Information—Change of Control, Severance, Separation and Indemnification Agreements." The Compensation Committee believes that these agreements protect the interests of our stockholders by providing a framework for avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. The uncertainty about future status of employment among management that can arise in the face of a potential change of control could result in the untimely departure or distraction of key officers. Change of control agreements provide support to officers to remain with our company despite uncertainties while a change of control is under consideration or pending and the Compensation Committee believes that the potential benefits under these agreements are reasonable and comparable to competitive agreements offered by our peer companies to their senior executives. Benefits are only provided to the executive in the event that the executive is terminated following a change of control and the executive's position is eliminated or there is a material change in the terms and conditions of this "double trigger". The agreements do not include a gross up for excise tax under Internal Revenue Code section 280G.

        Under our Employee Incentive Plan, which provides for performance bonuses to our executive officers, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan measurement period (and for the subsequent consecutive measurement periods if they fall within the same fiscal year) and will be paid to the participants at that time.

Other Benefits and Perquisites

        Our executive officers participate in various employee benefit plans, including health, dental and vision care plans, life insurance and our company's 401(k) and stock purchase plans same as our other employees.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to our Chief Executive Officer and the three other most highly compensated officers of our company excluding our Chief Financial Officer. Section 162(m) of the Code generally provides that publicly-held companies cannot deduct compensation paid to its top officers to the extent that such compensation exceeds $1 million per officer. Compensation that is "performance-based" compensation within the meaning of the Code is exempted from the $1 million deduction limit.

        While the Compensation Committee attempts to maximize the deductibility of compensation paid to our Chief Executive Officer and the two other most highly compensated officers, the Committee retains the discretion and flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and the interests of our stockholders. Accordingly, from time to time, the Compensation Committee may approve, and our company may pay, compensation to our officers that is not fully deductible under Section 162(m). For example, our Employee Incentive Plan does not meet the requirements for a "performance-based plan" under Section 162(m), and so if cash compensation for a covered executive officer exceeds $1 million, the excess would not be deductible. In addition, the income arising from the vesting of the time-based restricted stock units we granted in 2010 is subject to the deduction limits of Section 162(m). However, our stockholders approved certain material terms of our company's 2002 Equity Incentive Plan at our 2008 Annual Meeting of Stockholders so that the taxation of option awards under the plan to covered executive officers can be exempt from Section 162(m).

        Our change of control severance agreements discussed below in the "Executive Compensation and Related Information—Change of Control, Severance, Separation and Indemnification Agreements" section of this Proxy Statement are designed to comply with the requirements of Section 409A of the Internal Revenue Code.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee reviewed and discussed the "Compensation Discussion and Analysis" contained in this Proxy Statement with our company's management. Based on this review and discussions, the Compensation Committee has recommended to FormFactor's Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Submitted by the Compensation Committee

Edward Rogas, Chairperson
G. Carl Everett, Jr.
Lothar Maier

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

        The following table presents information regarding the compensation paid during fiscal years 2010, 2009 and 2008 to our former Executive Chairman of the Board of Directors and Chief Executive Officer, our former Chief Executive Officer, our current Chief Executive Officer, our former Chief Financial Officer, our current Chief Financial Officer, and the other executive officer who served during fiscal year 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
G. Carl Everett, Jr.	2010	297,462	—	271,980	489,940	42,600	—	1,101,982
Former Chief	2009	—	—	—	—	—	—	—
Executive Officer	2008	—	—	—	—	—	—	—
Dr. Mario Ruscev	2010	239,440	—	—	—	—	776,151	1,015,591
Former Director and	2009	519,231	—	135,800	1,054,498	—	—	1,709,529
Chief Executive	2008	480,769	100,000	1,199,200	3,165,870	490,385	56,113	5,492,337
Officer(1)
Thomas St. Dennis	2010	147,692	—	451,140	1,472,400	14,900	—	2,086,132
Chief Executive	2009	—	—	—	—	—	—	—
Officer	2008	—	—	—	—	—	—	—
Jean B. Vernet	2010	132,959	—	—	—	—	180,325	313,284
Former Senior	2009	335,000	—	273,220	292,544	—	64,445	965,209
Vice President,	2008	237,500	100,000	382,000	450,990	144,846	48,439	1,363,775
Chief Financial
Officer(2)
Richard DeLateur	2010	222,558	—	601,457	951,428	56,232	3,097	1,834,772
Senior Vice	2009	—	—	—	—	—	—	—
President, Chief	2008	—	—	—	—	—	—	—
Financial Officer
Stuart L. Merkadeau	2010	280,000	—	210,501	793,264	86,688	3,018	1,373,471
Senior Vice	2009	290,769	—	204,780	214,309	—	2,286	712,144
President, General	2008	269,561	—	193,600	231,285	55,458	3,450	753,354
Counsel and
Secretary

(1)
Dr. Ruscev resigned from the company and his position as Chief Executive Officer effective May 19, 2010. In connection with his resignation, our company and Dr. Ruscev entered into a separation agreement and mutual release under which we agreed to (i) provide him severance pay in the amount of $690,411 representing one year of his current annual base salary ($500,000) and a pro-rata portion of his annual target bonus ($190,411) and (ii) accelerate the vesting of 11,750 restricted stock units and 138,500 stock option awards and to allow twelve months to exercise any vested and unexpired outstanding stock options. The incremental fair value of the accelerated restricted stock units, stock option awards and the extended exercise period, net of the reversal of previously recognized expense for unvested shares, is a benefit of $85,740, calculated in accordance with FASB ASC Topic 718, which is included in the "All Other Compensation" column above.

(2)
Mr. Vernet resigned from the company and his position as Chief Financial Officer effective May 19, 2010. In connection with his resignation, our company and Mr. Vernet entered into a separation agreement and mutual release under which we agreed to (i) provide him severance pay in the amount of $162,500 representing six months of his current annual base salary and (ii) accelerate the vesting of 3,000 restricted stock units and 7,500 stock option awards and to allow nine months to exercise any vested and unexpired outstanding stock options. The incremental fair value of the accelerated restricted stock units, stock option awards and the extended exercise period, net of the reversal of previously recognized expense for unvested shares, is a benefit of $17,825, calculated in accordance with FASB ASC Topic 718, which is included in the "All Other Compensation" column above.

(3)
The amounts reflect the dollar amount based on the fair value of the award as of the grant date. The fair value of the options is calculated using the Black-Scholes option-pricing model while the fair value of restricted stock units is based on the quoted price of our common stock on the grant date. Assumptions used in the calculation of these amounts are described in Note 11—Stock-Based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 25, 2010.

(4)
Represents amounts earned for performance in the applicable year under our company's Employee Incentive Plan (known as the Key Employee Bonus Plan prior to August 2008), which is described under "Compensation Discussion and Analysis" in this Proxy Statement.

(5)
Other than the amounts for Dr. Ruscev and Mr. Vernet described above in footnotes 1 and 2, respectively, the amounts in this column for fiscal year 2010 represent matching contributions under our company 401(k) Plan.

Grants of Plan-Based Awards in Fiscal Year 2010

        The following table presents information regarding stock options and restricted stock units granted during fiscal year 2010 to our executive officers named in the summary compensation table above. We granted these equity awards to these officers under our 2002 Equity Incentive Plan. The options have an exercise price equal to the closing price of our company's common stock on the NASDAQ Global Market on the grant date and have a seven-year term. The vesting schedules for the stock options and restricted stock units are set forth below in the "Outstanding Equity Awards at Fiscal Year Ended December 25, 2010" table. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized. The following table also presents information regarding potential awards under our Employee Incentive Plan (known as the Key Employee Bonus Plan prior to August 2008) for fiscal year 2010 under the "Non-Equity Incentive Plan Awards" columns. All awards presented in the table below are further described under "Compensation Discussion and Analysis—Compensation Decisions—Equity" in this Proxy Statement.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)
				Grant Date for Stock and Option Awards				Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Threshold ($)	Target ($)	Maximum ($)
G. Carl Everett, Jr.	—	480,000	960,000	5/19/10	20,000	50,000	13.60	545,980
	—	—	—	11/10/10	—	50,000	10.30	215,940
Dr. Mario Ruscev(3)	—	—	—	—	—	—	—	—
Thomas St. Dennis	—	480,000	960,000	09/13/10	60,000	450,000	7.52	1,923,540
Jean B. Vernet(4)	—	—	—	—	—	—	—	—
Richard DeLateur	—	284,000	568,000	5/19/10	44,228	110,570	13.60	1,207,380
	—	—	—	11/10/10	—	80,000	10.30	345,504
Stuart L. Merkadeau	—	252,000	504,000	4/29/10	13,400	33,500	15.71	442,321
	—	—	—	11/10/10	—	130,000	10.30	561,444

(1)
The threshold calculations for fiscal year 2010 assume that our company has not met the minimum corporate performance under our Employee Incentive Plan. Additional information regarding the corporate performance objectives for the semi-annual measurement periods in fiscal year 2010 and the actual awards paid to our executive officers in fiscal year 2010 under our Employee Incentive Plan is provided under "Compensation Discussion and Analysis—Compensation Decisions—Bonus" in this Proxy Statement.

(2)
The amounts shown reflect the fair value of the equity award on the award date used to determine the compensation expense under FASB ASC Topic 718, excluding the impact of estimated forfeitures, associated with the award in our company's consolidated financial statements. The grant date fair value of option awards has been calculated using the Black-Scholes valuation model and the grant date fair value of stock awards has been calculated using the closing price on the grant date. The valuations are based on the assumptions discussed in Note 11—Stock-Based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 25, 2010. Our company's use of these valuation models should not be interpreted as a prediction as to the actual value that may be realized on the award. The actual value of the award may be significantly different.

(3)
Dr. Ruscev forfeited a total of 187,167 stock options and 15,250 restricted stock units as a result of his May 19, 2010 resignation as the company's Chief Executive Officer.

(4)
Mr. Vernet forfeited a total of 53,459 stock options and 22,500 restricted stock units as a result of his May 19, 2010 resignation as the company's Chief Financial Officer.

 Outstanding Equity Awards at Fiscal Year Ended December 25, 2010

        The following table presents information regarding outstanding equity awards held by our executive officers named in the summary compensation table above at December 25, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
G. Carl Everett, Jr.	14,583	35,417	13.60	5/19/17	(3)	20,000	(3)	176,100
	—	50,000	10.30	11/10/17	(4)	—		—
Dr. Mario Ruscev	83,333	—	29.98	5/19/11	(5)	—	(5)	—
	100,000	—	18.09	5/19/11	(6)	—		—
	60,000	—	17.11	5/19/11	(7)	—		—
	3,500	—	19.40	5/19/11	(8)	—	(8)	—
Thomas St. Dennis	—	450,000	7.52	9/13/17	(9)	60,000	(9)	528,300
Jean B. Vernet	26,041	—	19.10	2/19/11	(10)	—		—
	7,500	—	17.11	2/19/11	(11)	—	(11)	—
	—	—	19.40	5/19/10	(12)	—		—
Richard DeLateur	32,248	78,321	13.60	5/19/17	(3)	44,228	(3)	389,428
	—	80,000	10.30	11/10/17	(4)	—		—
Stuart L. Merkadeau	2,077	—	6.50	9/6/2011		—		—
	13,307	—	6.50	10/30/2011		—		—
	30,000	—	6.50	4/17/2012		—		—
	12,558	—	14.00	6/11/2013		—		—
	76,800	—	19.50	8/14/2013		—		—
	28,000	—	23.56	2/15/2015		—		—
	50,000	—	25.39	11/4/2015		—		—
	42,310	—	39.84	5/11/2013		—		—
	12,270	—	39.84	5/21/2013		—		—
	26,250	8,750	41.39	5/16/14	(13)	—		—
	12,500	12,500	19.36	2/20/15	(14)	5,000	(14)	44,025
	5,000	15,000	17.11	5/20/16	(15)	6,000	(15)	52,830
	1,750	5,250	19.40	12/9/16	(16)	2,625	(16)	23,113
	—	33,500	15.71	4/29/17	(17)	13,400	(17)	117,987
	—	130,000	10.30	11/10/17	(4)	—		—

(1)
Unless otherwise indicated, option is fully vested. Vesting information is based on the original grant.

(2)
Market value was determined by multiplying the price for a share of our company's common stock as of December 23, 2010 of $8.805 by the number of restricted stock units outstanding.

(3)
Options vest monthly for 24 months commencing June 19, 2010.

50% of the restricted stock units vest each May 19 commencing May 19, 2011.

(4)
33.3% vest of the options vest November 10, 2011 and the remaining vest ratably each month to November 10, 2013.

(5)
25,000 unvested stock options were accelerated upon Dr. Ruscev's resignation per his Separation Agreement and General Release. Accelerated expiration date is also based on the Separation Agreement and General Release.

  10,000 unvested restricted stock units were accelerated upon Dr. Ruscev's resignation per his Separation Agreement and General Release. Per the Separation Agreement and General Release vested units were released and converted to common stock on November 22, 2010.

(6)
50,000 unvested stock options were accelerated upon Dr. Ruscev's resignation per his Separation Agreement and General Release. Accelerated expiration date is also based on the Separation Agreement and General Release.

(7)
60,000 unvested stock options were accelerated upon Dr. Ruscev's resignation per his Separation Agreement and General Release. Accelerated expiration date is also based on the Separation Agreement and General Release.

(8)
3,500 unvested stock options were accelerated upon Dr. Ruscev's resignation per his Separation Agreement and General Release. Accelerated expiration date is also based on the Separation Agreement and General Release.

  1,750 unvested restricted stock units were accelerated upon Dr. Ruscev's resignation per his Separation Agreement and General Release. Per the Separation Agreement and General Release vested units were released and converted to common stock on November 22, 2010.

(9)
25% vest of the options vest September 13, 2011 and the remaining vest ratably each month to September 13, 2014.

  25% of the restricted stock units vest each September 13 commencing September 13, 2011.

(10)
Accelerated expiration date is based on Mr. Vernet's Separation Agreement and General Release.

(11)
7,500 unvested stock options were accelerated upon Mr. Vernet's resignation per his Separation Agreement and General Release. Accelerated expiration date is also based on the Separation Agreement and General Release.

  3,000 unvested restricted stock units were accelerated upon Mr. Vernet's resignation per his Separation Agreement and General Release. Vested units were released and converted to common stock on June 8, 2010; the first trading day during the next open trading window after Mr. Vernet's resignation.

(12)
Option and Restricted Stock Unit granted December 9, 2009 were cancelled upon Mr. Vernet's resignation.

(13)
25% vests on each May 16 commencing on May 16, 2008.

(14)
25% vests on each February 20 commencing on February 20, 2009.

(15)
25% vests on each May 20 commencing on May 20, 2010.

(16)
25% vests on each December 9 commencing on December 9, 2010.

(17)
25% vests on each April 29 commencing on April 29, 2011.

Option Exercises and Stock Vested at Fiscal Year Ended December 25, 2010

        The following table presents information concerning the exercise of options during fiscal year 2010 held by our executive officers named in the summary compensation table above, and the vested stock held by them at December 25, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
G. Carl Everett, Jr.	—	—	—		—
Dr. Mario Ruscev	—	—	10,000	(1)	208,600
	—	—	11,750	(2)	159,800
Thomas St. Dennis	—	—	—		—
Jean B. Vernet	—	—	5,000	(3)	88,800
	—	—	3,000	(4)	40,800
Richard DeLateur	—	—	—		—
Stuart L. Merkadeau	—	—	2,500	(5)	42,050
	—	—	2,000	(6)	25,880
	—	—	875	(7)	8,934

(1)
On January 7, 2010 10,000 units vested during a closed trading window under an award issued to Dr. Ruscev on January 7, 2008. Per the 2002 Equity Incentive Plan the units were not converted to stock for release to Dr. Ruscev until the first market trading day of the next open trading window which was February 2, 2010. 3,974 shares were withheld to cover Dr. Ruscev's estimated tax withholding liability. 6,026 shares were deposited to Dr. Ruscev's brokerage account. The market value on the vest date was $20.86.

(2)
On May 19, 2010 11,750 units were accelerated per Dr. Ruscev's Separation Agreement and General Release. Per the agreement the units were converted to common stock and released to Dr. Ruscev on November 22, 2010; the first business day six months after his 'Separation Date'. 4,322 shares were either withheld or sold to cover Dr. Ruscev's estimated withholding liability. 7,428 shares were deposited to Dr. Ruscev's brokerage account. The market value on the vest date was $13.60.

(3)
On March 31, 2010 5,000 units vested during a closed trading window under an award issued to Mr. Vernet on March 31, 2008. Per the 2002 Equity Incentive Plan the units were not converted to stock for release to Mr. Vernet until the first market trading day of the next open trading window which was April 29, 2010. 1,863 shares were withheld to cover Mr. Vernet's estimated tax withholding liability. 3,137 shares were deposited to Mr. Vernet's brokerage account. The market value on the vest date was $17.76.

(4)
On May 19, 2010 3,000 unvested units were accelerated per Mr. Vernet's Separation Agreement and General Release. The units were converted to common stock and released to Mr. Vernet on June 8, 2010; the 'Effective Date' of the agreement. 1,109 shares were sold to cover Mr. Vernet's estimated tax withholding liability. 1,891 shares were deposited to Mr. Vernet's brokerage account. The market value on the vest date was $13.60.

(5)
On Saturday February 20, 2010 2,500 units vested under an award issued to Mr. Merkadeau on February 20, 2008. The units were released and converted to common stock on February 22, 2010; the next market trading day after the scheduled release date. 1,100 shares were withheld to cover Mr. Merkadeau's estimated tax withholding liability. 1,400 shares were deposited to Mr. Merkadeau's brokerage account. The market value on the last market trading day prior to the scheduled release date was $16.82. Because the scheduled release date was a non-market trading day, the prior market trading day value was used to determine the value realized on vesting.

(6)
On May 20, 2010 2,000 units vested and were converted to common stock for release to Mr. Merkadeau. 755 shares were sold to cover Mr. Merkadeau's estimated tax withholding liability. 1,245 shares were deposited to Mr. Merkadeau's brokerage account. The market value on the vest date was $12.94.

(7)
On December 9, 2010 875 units vested and were converted to common stock for release to Mr. Merkadeau. 328 shares were sold to cover Mr. Merkadeau's estimated tax withholding liability. 547 shares were deposited to Mr. Merkadeau's brokerage account. The market value on the vest date was $10.21.

Change of Control, Severance, Separation and Indemnification Agreements

        Change of Control, Severance Agreements.    We have entered into change of control severance agreements with each of our executive officers and certain other officers. Each change of control severance agreement provides for the officer to receive the following severance benefits upon a qualifying termination of employment within one year following a change of control of our company, subject to the officer signing a release of claims in favor of our company:

  •
  lump sum cash severance payment equal to one year's annual base salary and the greater of (a) the annual target bonus or (b) the annual target bonus multiplied by the average rate of annual bonus relative to target paid to officers covered by similar change of control severance agreements for the two most recently completed fiscal years (subject to the participating officer's compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination);

  •
  health benefits continuation for one year (subject to the participating officer's compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination); and

  •
  fully accelerated vesting of all equity awards, and unexercised stock options may be exercised for up to 18 months following a qualifying termination of employment but not to exceed the expiration date of such options.

        Terminations of employment that entitle the officer to receive severance benefits under the change of control severance agreement consist of either termination by our company without "cause" or by resignation of the officer for "good reason" within 90 days of an event constituting "good reason" if in each case within one year following a "change of control". The change of control severance agreements provide the following definitions:

  •
  "change of control" means the first to occur of any of the following events:

  (i)
  the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity) more than 60% of the total voting power represented by the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

  (ii)
  (A) any approval by our stockholders of a plan of complete liquidation of our company, other than as a result of insolvency or (B) the consummation of the sale or disposition (or the last in a series of sales or dispositions) by our company of all or substantially all of our company's assets, other than a sale or disposition to a wholly-owned direct or indirect subsidiary of our company and other than a sale or disposition which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (by being converted into or exchanged for voting securities of the entity to which such sale or disposition was made) more than 60% of the total voting power represented by the voting securities of the entity to which such sale or disposition was made after such sale or disposition;

  (iii)
  any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of our company representing 40% or more of the total voting power represented by our company's then outstanding voting securities; or

  (iv)
  during any period of two consecutive years after the effective date of the change of control severance agreement, the incumbent directors cease for any reason to constitute a majority of our Board of Directors.

  •
  "cause" means the occurrence of any of the following:

  (i)
  any act of personal dishonesty taken by the employee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the employee and is reasonably likely to result in material harm to our company;

  (ii)
  the employee's conviction of a felony;

  (iii)
  a willful act by the employee which constitutes misconduct and is materially injurious to our company; or

  (iv)
  continued willful violations by the employee of the employee's obligations to our company after the employee has received a written demand for performance from our company which describes the basis for our company's belief that the employee has not substantially performed his or her duties.

  •
  "good reason" means the occurrence of any of the following:

  (i)
  without the employee's express written consent, a material reduction of the employee's duties, position or responsibilities relative to the employee's duties, position or responsibilities in effect immediately prior to the change of control;

  (ii)
  a reduction by our company of the employee's base salary or bonus opportunity as in effect immediately prior to such reduction;

  (iii)
  a material reduction by our company in the kind or level of employee benefits to which the employee is entitled immediately prior to such reduction with the result that the employee's overall benefits package is materially reduced;

  (iv)
  without the employee's express written consent, the relocation of the employee to a facility or a location more than five miles from his or her current facility and the new location is more than 50 miles from the employee's current residence; or

  (v)
  the failure of our company to obtain the assumption of the change of control severance agreement by a successor.

        The change of control severance agreements provide that if payments to an officer are subject to the excise tax imposed by Section 280G of the Internal Revenue Code, the severance benefits will be reduced only to the extent that such reduction would increase the benefits received by the officer on an after-tax basis. The change of control severance agreements do not alter the at-will employment of the officers who have entered into them.

        In addition to the benefits under the change of control severance agreements, our current stock option agreements under our stock option plans for our officers, including our 2002 Equity Incentive Plan, provide that in the event the officer's employment is terminated without cause within 12 months following a change in control, the officer will receive credit for an additional 12 months of service for purposes of calculating the number of shares of our common stock that are vested under such option.

        Under our Employee Incentive Plan (known as the Key Employee Bonus Plan prior to August 2008), which provides for performance bonuses to our officers, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan measurement period (and for the subsequent consecutive measurement periods if they fall within the same fiscal year) and will be paid to the officer participants at that time.

        The following table presents information regarding change of control payment and benefits estimates for our executive officers named in the summary compensation table above. We prepared the table assuming that both a change of control occurred and the employment of our current executive officers was terminated without cause or by resignation of the officer for good reason on December 25, 2010, which is our company's last business day of fiscal year 2010. For restricted stock unit awards, the intrinsic value is based upon the December 23, 2010 closing price for our company common share of $8.805, and for stock options, the value is based on such $8.805 minus the exercise price of the applicable stock option. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such change of control and such officer's separation from our company.

	Thomas St. Dennis	Richard DeLateur	Stuart L. Merkadeau
Base salary($)	480,000	355,000	280,000
Short-term incentive compensation($)	480,000	284,000	252,000
Stock options($)	578,250	—	—
Stock awards($)	528,300	389,428	237,955
Health benefits($)	15,000	15,000	15,000

Sub-Total:	2,081,550	1,043,428	784,955

280G Reduction in Severance Benefits($)	—	—	—

Total:	$2,081,550	$1,043,428	$784,955

  Separation Agreements.

        Current Executive Officers.    The employment letter agreement for Mr. St. Dennis provides that if his employment is terminated by our company before a change of control without cause or by the officer for good reason (as these terms are defined in each of the employment letter agreements), he will receive a lump sum severance payment equal to one year of his then annual base salary, a pro-rata portion of his annual bonus based upon the number of calendar days the officer was employed in the year of his termination, accelerated vesting and extended exercisability of his granted equity awards for an additional twelve month period, and health benefits coverage for up to twelve months. These separation benefits are subject to the officer executing a release and waiver of claims in favor of FormFactor. The employment letter agreement for Mr. DeLateur provides for his entering into a change of control agreement consistent with the change of control agreements entered into with the Company's other key management personnel, as discussed above, and as executed by Mr. Merkadeau.

The following table presents information regarding payment and benefits estimates for the officers assuming that the officer's employment with our company was terminated without cause by us or by the officer's resignation for good reason on December 25, 2010, which is our company's last business day of fiscal year 2010. For restricted stock unit awards, the intrinsic value is based upon the December 23, 2010 closing price for our company common share of $8.805, and for stock options, the value is based on such $8.805 minus the exercise price of the applicable stock option. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of the officer's separation from our company.

	Thomas St. Dennis	Richard DeLateur
Base salary ($)	480,000	355,000
Short-term incentive compensation($)	—	—
Stock options($)	180,703	—
Stock awards($)	132,075	194,714
Health benefits($)	15,000	15,000

Total:	$807,778	$564,714

        Indemnification Agreements.    We have entered into indemnification agreements with each of our current and former directors, current and former executive officers and certain other officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These indemnification agreements are in addition to the indemnity provisions in our company's certificate of incorporation and bylaws. We also intend to enter into indemnification agreements with our future directors and executive officers.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Board of Directors recognizes that transactions between our company and persons or entities that may be deemed related persons can present potential or actual conflicts of interest and create the appearance of impropriety. Accordingly, our Board has delegated authority for the review and approval of all related person transactions to the Governance Committee. Pursuant to that authority, the Governance Committee has adopted the Statement of Policy Regarding Related Person Transactions to provide procedures for reviewing, approving and ratifying any transaction involving our company or any of its subsidiaries in which a 5% or greater stockholder, director, executive officer or members of their immediate family have or will have a material interest as determined by our Governance Committee. This policy is intended to supplement, and not to supersede, our company's other policies that may be applicable to or involve transactions with related persons, such as the company's Statement of Corporate Code of Business Conduct. This policy is posted on our company's website at www.formfactor.com.

        Other than the compensation arrangements that are described above in "Director Compensation," the option grants and exercises, restricted stock unit grants and exercises, stock purchases and other arrangements that are described in "Compensation Discussion and Analysis" and "Executive Compensation and Related Information," the engagement of the law firm Orrick, Herrington & Sutcliffe LLP described below and the registration rights agreements described below, since December 29, 2007, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or entities affiliated with them had or will have a material interest.

        We engaged the law firm of Orrick, Herrington & Sutcliffe LLP in our fiscal 2010 to provide us with certain legal services, including corporate and SEC matters, general commercial matters, corporate governance matters and matters related to compensation and benefits. A partner at Orrick, Herrington & Sutcliffe LLP, who is not involved in the above matters, is the brother-in-law of Stuart L. Merkadeau, our Senior Vice President, General Counsel and Secretary. Mr. Merkadeau does not have a financial or other interest in Orrick's engagement and Mr. Merkadeau's brother-in-law does not provide any legal services to us. We first engaged Orrick, Herrington & Sutcliffe LLP in our fiscal 2007 and, prior to that engagement, our management discussed the potential engagement with our Governance Committee of the Board of Directors under the Statement of Policy regarding Related Person Transactions. The Governance Committee reviewed and approved the Orrick engagement, and continues to monitor the engagement as necessary. We paid Orrick approximately $750,000 in 2010, for legal services rendered, and there were additional unbilled fees for services rendered in fiscal 2010 in the amount of approximately $50,000. As of the date of this Proxy Statement, Orrick continues to provide legal services in the above matters.

        Certain of our common stockholders, who own shares of our common stock that were issued upon the automatic conversion of their preferred stock upon the closing of our initial public offering, have registration rights under various agreements to which we are a party. These stockholders include Dr. Igor Y. Khandros, who was our Executive Chairman of the Board of Directors, until the end of the second quarter of our fiscal 2009, Dr. Khandros' spouse, and Benjamin N. Eldridge, who is our Senior Vice President, Chief Technology Officer.

 PROPOSALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

        Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.    Our stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings of stockholders, including director nominations, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in our proxy materials relating to our 2012 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, the information required by Rule 14a-8 and our bylaws must be timely submitted to us and such proposals must be received by us no later than November 9, 2011. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com.

        Requirements for Stockholder Proposals to be Brought Before Our Annual Meeting.    Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, the stockholder must have given timely notice thereof in writing to the Corporate Secretary not less than 75 nor more than 105 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for the 2012 Annual Meeting of Stockholders, a stockholder's notice must be received by us between and including February 4, 2012 and March 5, 2012. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com. In no event will the public announcement of an adjournment or a postponement of our annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws and applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

        Based solely on our review of the filed forms and written representations from our directors and executive officers, we believe that all of their Section 16(a) filing requirements for fiscal year 2010 were met.

 OTHER BUSINESS

        Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the accompanying Notice of Annual Meeting of Stockholders. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the designated proxy holder.

        Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail, or by signing, dating, and returning a proxy card at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Stuart L. Merkadeau Secretary

Livermore, California
April 5, 2011

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY — FormFactor, Inc. PROXY FOR 2011 ANNUAL MEETING OF STOCKHOLDERS (This proxy is solicited on behalf of the Board of Directors of FormFactor, Inc.) Your vote is important. Whether or not you plan to attend the 2011 Annual Meeting of Stockholders of FormFactor, Inc. in person, we urge you to complete, date, sign and promptly mail this proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares of our common stock may be represented at the Annual Meeting. The undersigned stockholder of FormFactor, Inc. hereby revokes all prior proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 19, 2011, appoints Stuart L. Merkadeau and Richard DeLateur, or either of them, as proxies, with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, par value $0.001 per share, of FormFactor, Inc. held of record by the undersigned stockholder at the close of business on March 30, 2011, at the 2011 Annual Meeting of Stockholders to be held at our corporate headquarters, located at 7005 Southfront Road in Livermore, California 94551, on Thursday, May 19, 2011 at 3:00 p.m., Pacific Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned stockholder might or could do if personally present thereat. In the event that sufficient votes are not received by the date of the Annual Meeting, the proxy holders are authorized to propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO VOTING CHOICE IS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE (PROPOSAL NO. 1), FOR AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 2), FOR A ONE YEAR FREQUENCY FOR AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 3), AND FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011 (PROPOSAL NO. 4). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. SEE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 19, 2011. The Proxy Statement and our 2010 Annual Report to Stockholders are available at: www.proxyease.com/formfactor/2011.

t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone CONTROL NUMBER B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy): / /  Signature 1 Signature 2 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. INTERNET Vote Your Proxy on the Internet: Go to www.proxyease.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 437-4675 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. A. Proposals The Board of Directors recommends a vote FOR the election of the Class II director nominees listed below. (1) Election of the following nominees as Class II directors: FOR WITHHOLD 01 – G. Carl Everett, Jr. o o 02 – Thomas St. Dennis o o The Board of Directors recommends a vote FOR the following proposal: FOR AGAINST ABSTAIN (2) An advisory vote on executive compensation.o o o The Board of Directors recommends a vote FOR 1 Year on the following proposal: (3) An advisory vote on the frequency of shareholder advisory votes on executive compensation. 1 year 2 years 3 years ABSTAIN o o o o The Board of Directors recommends a vote FOR the following proposal: FOR AGAINST ABSTAIN (4) Ratification of the selection of PricewaterhouseCoopers o o o LLP as FormFactor’s independent registered public accounting firm for fiscal year 2011. 2011 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. x